Filed Pursuant to Rule 424(b)(5)
Registration No. 333-259389
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered(2)	Offering price per share	Maximum aggregate offering price	Amount of registration fee(3)
Class A ordinary shares, par value $0.0005 per share	12,650,000	$ 318.00	$ 4,022,700,000	$ 438,876.57
(1)
The Class A ordinary shares are represented by American Depositary Shares (“ADSs”), each of which represents one Class A ordinary share of the registrant. The ADSs issuable on deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-220861).

(2)	Includes up to 1,650,000 ADSs that the underwriters may purchase pursuant to their option to purchase additional ADSs.
(3)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement
(to Prospectus dated September 8, 2021)
Sea Limited
11,000,000 American Depositary Shares
Representing 11,000,000 Class A Ordinary Shares

(each American Depositary Share representing one Class A ordinary share, par value US$0.0005 per share)

This prospectus supplement relates to an offering of an aggregate of 11,000,000 American Depositary Shares (the “securities” or “ADSs”), each representing one Class A ordinary share, par value US$0.0005 per share, of Sea Limited. The ADSs are listed on the New York Stock Exchange under the symbol “SE.” On September 9, 2021, the last reported sale price of the ADSs on the New York Stock Exchange was US$322.60 per ADS. Concurrently with this offering, we are offering US$2,500,000,000 aggregate principal amount of convertible senior notes due 2026 (the “Notes”) (or up to US$2,875,000,000 aggregate principal amount of Notes if the underwriters of that offering exercise their over-allotment option in full), pursuant to a separate prospectus supplement and accompanying prospectus (the "Notes Offering"). This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Notes being offered in the concurrent Notes Offering. The completion of this offering is not contingent on the completion of the concurrent Notes Offering, and the completion of the concurrent Notes Offering is not contingent on the completion of this offering of the ADSs.
Investing in the ADSs involves a high degree of risk. See the “Risk Factors” beginning on page S-8 of this prospectus supplement, in any accompanying prospectus and in any documents incorporated by reference into this prospectus supplement.
PRICE US$318.00 PER ADS
	Per ADS	Total
Public offering price	US$318.00	US$3,498,000,000
Underwriting discounts and commissions	US$3.975	US$43,725,000
Proceeds to us (before expenses)	US$314.025	US$3,454,275,000
The underwriters have an option to purchase up to an aggregate of 1,650,000 additional ADSs from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the ADSs against payment in New York, New York on or about September 14, 2021.
Book-Running Managers
Goldman Sachs (Asia) L.L.C.	J.P. Morgan	BofA Securities
Prospectus Supplement dated September 9, 2021.

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any other offering materials we file with the United States Securities and Exchange Commission (the “SEC”). We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We are not, and the underwriters are not, making an offer of the ADSs in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriters to subscribe for and purchase, any of the ADSs and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, from time to time, we may offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of the ADSs and supplements information contained in the accompanying prospectus and certain documents incorporated by reference into the accompanying prospectus. The second part consists of the accompanying prospectus dated September 8, 2021 and included in the registration statement on Form F-3 (No. 333-259389), which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
You should carefully read the accompanying prospectus, this prospectus supplement, the documents incorporated by reference in the accompanying prospectus and this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision, together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:
•	“2023 convertible notes” refers to our 2.25% convertible senior notes due 2023, which were issued in June 2018;
•	“2024 convertible notes” refers to our 1.00% convertible senior notes due 2024, which were issued in November 2019;
•	“2025 convertible notes” refers to our 2.375% convertible senior notes due 2025, which were issued in May 2020;
•	“ADSs” refers to the American Depositary Shares, each of which represents one of our Class A ordinary shares, par value US$0.0005 per share;
•	“bookings” refers to GAAP revenue for the digital entertainment segment plus change in digital entertainment deferred revenue;
•	“Class A ordinary shares” refers to our Class A ordinary shares, par value US$0.0005 per share;
•	“Class B ordinary shares” refers to our Class B ordinary shares, par value US$0.0005 per share;
•
“gross merchandise value” or “GMV” refers to the value of orders of products and services on our Shopee marketplace. Our calculation of GMV for our e-commerce platform includes shipping and other charges;

•
“orders” refers to each confirmed order from a transaction between a buyer and a seller for products and services on our e-commerce platform, even if such order includes multiple items, during the specified period, regardless of whether the transaction is settled or if the item is returned;

•	“our Form 20-F” refers to our annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 16, 2021;
•	“our region” comprises the seven distinct markets of Indonesia, Taiwan, Vietnam, Thailand, the Philippines, Malaysia and Singapore;
•	“shares” or “ordinary shares” refer to our Class A ordinary shares, par value US$0.0005 per share, and our Class B ordinary shares, par value US$0.0005 per share; and
S-ii

•	“we,” “us,” “the company,” “our group,” “our” or “Sea” refers to Sea Limited, a Cayman Islands exempted company, its consolidated subsidiaries and its consolidated affiliated entities.
Unless otherwise specifically indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional ADSs in this offering and no exercise by the underwriters of their over-allotment option in the concurrent Notes Offering.
S-iii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Form 20-F, that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “could,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:
•	our goals and strategies;
•	our future business development, financial condition, financial results, and results of operations;
•	the expected growth in, and market size of, the digital entertainment, e-commerce and digital financial services industries in the markets where we operate, including segments within those industries;
•	expected changes in our revenue, costs or expenditures;
•	our ability to continue to source, develop and offer new and attractive online games and to offer other engaging digital entertainment content;
•	the expected growth of our digital entertainment, e-commerce and digital financial services businesses;
•	our expectations regarding growth in our user base, level of engagement and monetization;
•	our ability to continue to develop new technologies and/or upgrade our existing technologies;
•	our expectation regarding the use of proceeds from our financing activities, including this offering and the concurrent Notes Offering;
•	growth and trends of our markets and competition in our industries;
•	government policies and regulations relating to our industries;
•	general economic and business conditions in our markets; and
•
the impact of widespread health developments, including the COVID-19 pandemic, and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shutdowns and other restrictions on travel and commercial, social and other activities, and the availability of effective vaccines or treatments) which could, among other things, impact the business and manufacturing activities of our ecosystem participants, disrupt the global supply chain including those of our sellers on our platforms and merchant partners, and negatively affect consumer discretionary spending.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus supplement (including our Form 20-F and the other information incorporated by reference herein) include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual
S-iv

results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus supplement and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information more fully described elsewhere in this prospectus supplement and within the materials incorporated by reference herein. Because it is a summary, it does not contain all the information that you should consider before buying the securities offered by this prospectus supplement. You should read the entire prospectus supplement and the materials incorporated by reference in their entirety, including the “Risk Factors” section in this prospectus supplement, the risks outlined under the heading “Risk Factors” in our Form 20-F and our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement before deciding to invest in the securities. In addition, any reference to or description of our concurrent Notes Offering herein is wholly subject to the other prospectus supplement pursuant to which such Notes are being offered, and you should not rely on this prospectus supplement in making an investment decision to purchase such Notes.
We are a leading global consumer internet company founded in Singapore in 2009. Our mission is to better the lives of consumers and small businesses with technology. We operate three core businesses across digital entertainment, e-commerce, as well as digital payments and financial services, known as Garena, Shopee, and SeaMoney, respectively. Garena is a leading global online games developer and publisher. Shopee is the largest pan-regional e-commerce platform in Southeast Asia and Taiwan. SeaMoney is a leading digital payments and financial services provider in Southeast Asia.
For more information about us, see “Item 4. Information on the Company” in our Form 20-F and our Report on Form 6-K furnished with the SEC on September 8, 2021.
Our principal executive offices are located at 1 Fusionopolis Place, #17-10, Galaxis, Singapore 138522. Our telephone number at this address is +65 6270-8100. Our registered office in the Cayman Islands is at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our corporate website is www.sea.com. The information contained on our website is not part of this prospectus supplement.

THE OFFERING
Offering price
US$318.00 per ADS.
ADSs offered by us
11,000,000 ADSs, comprising 11,000,000 ordinary shares offered hereby (or 12,650,000 ADSs if the underwriters exercise their option to purchase additional ADSs in full).
Class A ordinary shares issued and outstanding immediately after this offering1
398,329,057 Class A ordinary shares (or 399,979,057 Class A ordinary shares if the underwriters exercise their option to purchase additional ADSs in full).
New York Stock Exchange symbol
SE
The ADSs
Each ADS represents one Class A ordinary share. See “Description of American Depositary Shares” in the accompanying prospectus.
Ordinary Shares
For a description of Class A ordinary shares and Class B ordinary shares, see “Description of Share Capital” in the accompanying prospectus.
Option to Purchase Additional ADSs
We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 1,650,000 additional ADSs.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately US$3.5 billion (or approximately US$4.0 billion if the underwriters exercise their option to purchase additional ADSs in full), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to this offering.
We intend to use the net proceeds from this offering and the concurrent Notes Offering for business expansion and other general corporate purposes, including potential strategic investments and acquisitions. See “Use of Proceeds” for additional information.
Lock-up
We, our directors and executive officers have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any ADSs, ordinary shares or securities convertible into or exercisable or exchangeable for the ADSs or ordinary shares for a period of 90 days following the date of this prospectus supplement. See “Underwriting” for more information.
[1]	As of August 31, 2021, total outstanding shares is 539,504,760 (including 387,329,057 Class A and 152,175,703 Class B).

Risk Factors
See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in the ADSs.
Payment and Settlement
The underwriters expect to deliver the ADSs against payment therefor through the facilities of The Depository Trust Company on or about September 14, 2021.
Depositary for the ADSs
The Bank of New York Mellon
Concurrent Notes Offering
Concurrent with this offering, pursuant to a separate prospectus supplement, we are offering US$2,500,000,000 aggregate principal amount of the Notes in the Notes Offering (or up to US$2,875,000,000 aggregate principal amount of Notes if the underwriters of the Notes Offering exercise their over-allotment option in full). Any such sales of the Notes or any sales of our ADSs issued upon conversion of the Notes in the public market may affect the price of our ADSs. Neither the completion of this offering nor the concurrent Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Notes Offering does not, and vice versa. We cannot assure you that the concurrent Notes Offering will be completed on the terms described herein, or at all. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA
You should read the following information in conjunction with our Form 20-F, our audited consolidated financial statements for the years ended December 31, 2018, 2019 and 2020, our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2020 and 2021 and related notes and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.
The following summary consolidated statements of operations data for the years ended December 31, 2018, 2019, and 2020 and for the six months ended June 30, 2020 and 2021 and selected consolidated balance sheet data as of December 31, 2019 and 2020 and June 30, 2021 have been derived from our audited consolidated financial statements for the years ended December 31, 2018, 2019 and 2020 and our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2020 and 2021, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. The summary consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, our audited consolidated financial statements and our unaudited interim condensed consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. Our historical results are not necessarily indicative of results expected for future periods.
Certain of our selected quarterly results of operations included in this section “Summary Consolidated Financial and Other Data” of this prospectus supplement have not been reviewed, and none have been audited, by our auditor, Ernst & Young LLP. Consequently, potential investors in this offering should not rely on such information to provide the same quality of information associated with information that has been subject to an audit or review. Potential investors in this offering must exercise caution when using such information to evaluate our financial condition and results of operations.
	For the Year Ended December 31,			For the Six Months Ended June 30,
	2018	2019	2020	2020	2021
	(US$ in thousands, except for number of shares and per share data)
Summary Consolidated Statements of Operations Data:
Revenue:
Service revenue
Digital entertainment	462,464	1,136,017	2,015,972	753,629	1,805,602
E-commerce and other services	270,049	822,659	1,777,330	631,264	1,772,040
Sales of goods	94,455	216,702	582,362	212,061	466,550
Total revenue	826,968	2,175,378	4,375,664	1,596,954	4,044,192
Cost of revenue:
Cost of service
Digital entertainment	(267,359)	(435,905)	(702,329)	(299,231)	(540,936)
E-commerce and other services	(446,281)	(907,518)	(1,743,773)	(673,815)	(1,491,286)
Cost of goods sold	(98,570)	(227,035)	(580,657)	(216,282)	(435,667)
Total cost of revenue	(812,210)	(1,570,458)	(3,026,759)	(1,189,328)	(2,467,889)
Gross profit	14,758	604,920	1,348,905	407,626	1,576,303
Operating income (expenses):
Other operating income	9,799	15,890	189,645	57,925	147,095
Sales and marketing expenses	(705,015)	(969,543)	(1,830,875)	(694,665)	(1,600,284)
General and administrative expenses	(240,781)	(385,865)	(657,215)	(271,480)	(491,850)
Research and development expenses	(67,529)	(156,634)	(353,785)	(139,933)	(313,693)
Total operating expenses	(1,003,526)	(1,496,152)	(2,652,230)	(1,048,153)	(2,258,732)
Operating loss	(988,768)	(891,232)	(1,303,325)	(640,527)	(682,429)
Interest income	11,520	33,935	24,804	15,206	14,969
Interest expense	(31,295)	(48,208)	(148,243)	(67,927)	(49,606)
Investment gain (loss), net	8,603	11,794	(17,820)	58,968	(19,770)

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2018	2019	2020	2020	2021
	(US$ in thousands, except for number of shares and per share data)
Changes in fair value of convertible notes	41,259	(472,877)	(87)	(87)	–
Foreign exchange gain (loss)	4,801	(2,031)	(38,567)	12,687	6,094
Loss before income tax and share of results of equity investees	(953,880)	(1,368,619)	(1,483,238)	(621,680)	(730,742)
Income tax expense	(4,088)	(85,864)	(141,640)	(51,058)	(126,216)
Share of results of equity investees	(3,066)	(3,239)	721	(1,588)	1,198
Net loss	(961,034)	(1,457,722)	(1,624,157)	(674,326)	(855,760)
Net (profit) loss attributable to the non-controlling interests	(207)	(5,077)	6,101	(148)	(372)
Net loss attributable to Sea Limited’s ordinary shareholders	(961,241)	(1,462,799)	(1,618,056)	(674,474)	(856,132)
Loss per share:
Basic and diluted	(2.84)	(3.35)	(3.39)	(1.45)	(1.65)
Weighted average shares used in loss per share computation:
Basic and diluted	338,472,987	436,601,801	477,264,888	464,344,956	519,037,660
	As of December 31,		As of June 30,
	2019	2020	2021
	(US$ in thousands)
Selected Consolidated Balance Sheet Data:
Total current assets	4,410,139	8,939,004	9,397,098
Cash and cash equivalents	3,118,988	6,166,880	4,645,383
Restricted cash	434,938	859,192	1,328,060
Prepaid expenses and other assets	535,187	1,054,229	1,202,889
Loans receivable, net of allowance for credit losses	—	285,937	762,485
Short-term investments	102,324	126,099	962,141
Total non-current assets	814,030	1,516,667	2,125,949
Property and equipment, net	318,620	386,401	442,122
Operating lease right-of-use assets, net	182,965	234,555	388,073
Long-term investments	113,797	190,482	286,372
Prepaid expenses and other assets	65,684	204,804	301,104
Deferred tax assets	70,340	99,904	114,862
Goodwill	30,952	216,278	476,334
Total assets	5,224,169	10,455,671	11,523,047
Total current liabilities	2,362,366	4,636,067	5,883,597
Accrued expenses and other payables	980,805	2,033,461	2,670,816
Advances from customers	65,062	161,379	206,383
Deferred revenue	1,097,868	2,150,165	2,538,838
Total non-current liabilities	1,689,151	2,399,365	2,040,525
Deferred revenue	160,708	343,297	396,138
Convertible notes	1,356,332	1,840,406	1,282,496
Total liabilities	4,051,517	7,035,432	7,924,122
Total Sea Limited shareholders’ equity	1,162,424	3,382,912	3,560,167
Total shareholders’ equity	1,172,652	3,420,239	3,598,925
Total liabilities and shareholders’ equity	5,224,169	10,455,671	11,523,047

Selected Annual and Quarterly Results of Operations
	For the Three Months Ended									For the Year Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	December 31, 2018	December 31, 2019	December 31, 2020
	(US$ in thousands)
Revenue:
Service revenue
Digital entertainment	229,478	329,058	404,082	369,683	383,946	568,981	693,362	781,335	1,024,267	462,464	1,136,017	2,015,972
E-commerce and other services(1)	165,741	229,740	296,515	266,545	364,719	489,500	656,566	772,382	999,658	270,049	822,659	1,777,330
Sales of goods(1)	40,932	51,339	76,627	78,692	133,369	153,679	216,622	209,927	256,623	94,455	216,702	582,362
Total revenue	436,151	610,137	777,224	714,920	882,034	1,212,160	1,566,550	1,763,644	2,280,548	826,968	2,175,378	4,375,664
Cost of revenue:
Cost of service
Digital entertainment	(94,952)	(117,194)	(139,117)	(142,692)	(156,539)	(194,738)	(208,360)	(248,240)	(292,696)	(267,359)	(435,905)	(702,329)
E-commerce and other services	(198,431)	(240,037)	(294,685)	(285,524)	(388,291)	(458,321)	(611,637)	(674,538)	(816,748)	(446,281)	(907,518)	(1,743,773)
Cost of goods sold	(45,324)	(49,738)	(78,570)	(79,904)	(136,378)	(151,534)	(212,841)	(195,457)	(240,210)	(98,570)	(227,035)	(580,657)
Total cost of revenue	(338,707)	(406,969)	(512,372)	(508,120)	(681,208)	(804,593)	(1,032,838)	(1,118,235)	(1,349,654)	(812,210)	(1,570,458)	(3,026,759)
Gross profit	97,444	203,168	264,852	206,800	200,826	407,567	533,712	645,409	930,894	14,758	604,920	1,348,905
Operating income (expenses):
Other operating income	2,437	3,985	6,015	25,316	32,609	59,023	72,697	75,088	72,007	9,799	15,890	189,645
Sales and marketing expenses	(198,074)	(251,751)	(341,740)	(308,316)	(386,349)	(470,988)	(665,222)	(678,922)	(921,362)	(705,015)	(969,543)	(1,830,875)
General and administrative expenses	(101,267)	(99,265)	(109,705)	(126,933)	(144,547)	(196,730)	(189,005)	(248,858)	(242,992)	(240,781)	(385,865)	(657,215)
Research and development expenses	(35,059)	(43,599)	(49,467)	(64,586)	(75,347)	(104,345)	(109,507)	(141,130)	(172,563)	(67,529)	(156,634)	(353,785)
Total operating expenses	(331,963)	(390,630)	(494,897)	(474,519)	(573,634)	(713,040)	(891,037)	(993,822)	(1,264,910)	(1,003,526)	(1,496,152)	(2,652,230)
Operating loss	(234,519)	(187,462)	(230,045)	(267,719)	(372,808)	(305,473)	(357,325)	(348,413)	(334,016)	(988,768)	(891,232)	(1,303,325)
Interest income	10,800	9,727	9,396	9,291	5,915	5,323	4,275	7,518	7,451	11,520	33,935	24,804
Interest expense	(10,182)	(10,793)	(17,167)	(24,609)	(43,318)	(45,427)	(34,889)	(26,939)	(22,667)	(31,295)	(48,208)	(148,243)
Investment gain (loss), net	866	1,904	6,977	5,111	53,857	(13,715)	(63,073)	(9,462)	(10,308)	8,603	11,794	(17,820)
Changes in fair value of convertible notes	(31,756)	1,774	(6,775)	(87)	—	—	—	—	—	41,259	(472,877)	(87)
Foreign exchange gain (loss)	1,062	7,174	(7,614)	21,529	(8,842)	(20,482)	(30,772)	5,631	463	4,801	(2,031)	(38,567)
Loss before income tax and share of results of equity investees	(263,729)	(177,676)	(245,228)	(256,484)	(365,196)	(379,774)	(481,784)	(371,665)	(359,077)	(953,880)	(1,368,619)	(1,483,238)
Income tax expense	(15,278)	(27,370)	(36,011)	(23,237)	(27,821)	(46,416)	(44,166)	(51,025)	(75,191)	(4,088)	(85,864)	(141,640)
Share of results of equity investees	(1,089)	(1,051)	(681)	(1,070)	(518)	928	1,381	599	599	(3,066)	(3,239)	721
Net loss	(280,096)	(206,097)	(281,920)	(280,791)	(393,535)	(425,262)	(524,569)	(422,091)	(433,669)	(961,034)	(1,457,722)	(1,624,157)
Note:
(1) E-commerce GAAP Revenue*	162,615	226,396	302,590	263,195	443,035	618,704	842,215	922,294	1,155,193	269,578	834,295	2,167,149
*
E-commerce GAAP Revenue consists of GAAP marketplace revenue (which mainly consists of transaction-based fees and advertising income and revenue generated from other value-added services) and GAAP product revenue (which mainly consists of revenue generated from direct sales).

Selected Operating Data
The table below sets forth certain operating metrics of our digital entertainment, e-commerce and digital financial services businesses for the periods indicated.
	For the Three Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Digital Entertainment
Bookings (US$ in billions)	0.5	0.7	0.9	1.0	1.1	1.2
Game QAUs (in millions)	402.1	499.8	572.4	610.6	648.8	725.2
Game QPUs (in millions)	35.7	49.9	65.3	73.1	79.8	92.2
E-commerce
GMV (US$ in billions)	6.2	8.0	9.3	11.9	12.6	15.0
Orders (in billions)	0.4	0.6	0.7	1.0	1.1	1.4
Digital Financial Services
Mobile wallet total payment volume (US$ in billions)	1.1	1.6	2.2	2.9	3.4	4.1
Mobile wallet QPUs (in millions)	10.5	15.6	17.9	23.2	26.1	32.7

RISK FACTORS
An investment in the ADSs involves risks. Before you decide to buy our ADSs, you should consider carefully all of the information in this prospectus supplement as well as the section titled “Risk Factors” included in the accompanying prospectus and all the documents incorporated herein by reference, including the risk factors set forth under “Item 3. Key Information – D. “Risk Factors” in our Form 20-F. Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of the ADSs could decline, and you could lose all or part of your investment. Please see “Where You Can Find More Information About Us” and, in the accompanying prospectus, “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus supplement by reference.
Risks Related to the ADSs and this Offering
The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.
The trading price of the ADSs is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in the same markets as us that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the ADSs may be highly volatile for factors specific to our own operations, including the following:
•	variations in our quarterly or annual revenue, earnings and cash flow;
•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
•	announcements of new content and services or plans of expansion by us or our competitors;
•	changes in financial estimates by securities analysts;
•	downgrades by industry or securities analysts that publish research or reports on us;
•	detrimental adverse publicity about us, our businesses or our industries;
•	additions or departures of key personnel;
•	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities, including the perception that these sales could occur;
•
dilution of the ownership interests of our ADS holders due to conversions of our Notes or existing convertible notes, which we may choose to settle by issuing ADSs, or from the unwinding of capped call transactions in connection with our 2024 and 2025 convertible notes;

•	potential litigation or regulatory investigations; and
•	volatility in the stock market.
Any of these factors may result in large and sudden changes in the volume and price at which the ADSs will trade.
Substantial future sales or perceived potential sales or issuances of our ADSs, Class A ordinary shares or other equity securities could cause the price of our ADSs to decline significantly. Our 2023, 2024 and 2025 convertible notes are currently convertible in accordance with their terms. If these convertible notes and the Notes issued in connection with the concurrent Notes Offering are converted and we issue ADSs to settle our obligations, the ownership interest of our ADS holders will be further diluted.
Certain shareholders have substantial influence over certain matters requiring shareholders’ vote.
We have adopted a dual-class voting structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Based on our dual-class voting structure, in respect of matters requiring a shareholders’ vote, holders of Class A ordinary shares will be entitled to one vote per share, while holders of Class B ordinary shares will be entitled to three votes per share. Due to the different voting powers associated with our two classes of ordinary shares, as of March 5, 2021, our founder, Forrest Xiaodong Li, and Tencent beneficially owned an aggregate of 61.1% of the total voting power of our ordinary shares. See “Item 6. Directors, Senior Management and Employees—E. Share Ownership” in our Form 20-F. Pursuant to an irrevocable proxy between our founder and Tencent, Tencent has agreed to appoint our founder as its proxy with respect to all or a portion of the Class B ordinary shares held by Tencent on matters that are subject to the vote of shareholders. See “Item 10. Additional Information—B. Memorandum and Articles of Association—Ordinary Shares—Classes of Ordinary Shares; Conversion” in our Form 20-F for more information. Under our amended and restated memorandum and articles of association, any change of control of our company upon merger or consolidation, scheme of arrangement or other similar transactions, or the sale or exclusive license of all or substantially all of our intellectual property, will require the separate approval of holders of at least 80% of Class B ordinary shares then outstanding. See “Item 10. Additional Information—B. Memorandum and Articles of Association—Ordinary Shares—Special Approvals” in our Form 20-F for more information.
These shareholders may take actions that are not aligned with the interests of our other shareholders. This concentration of voting rights among holders of Class B ordinary shares may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs. Certain actions may be taken even if they are opposed by our other shareholders. In addition, such concentration of voting rights may adversely affect the trading price of the ADSs due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Item 6. Directors, Senior Management and Employees—E. Share Ownership” in our Form 20-F.
The depositary for the ADSs will give us a discretionary proxy to vote our Class A ordinary shares underlying your ADSs at shareholders’ meetings if you do not give voting instructions to the depositary, except in limited circumstances, which could adversely affect your interests.
Under the deposit agreement for the ADSs, the depositary will give us a discretionary proxy to vote our Class A ordinary shares underlying your ADSs at shareholders’ meetings if you do not give voting instructions to the depositary, unless:
•	we have failed to timely provide the depositary with our notice of meeting and related voting materials;
•	we have instructed the depositary that we do not wish a discretionary proxy to be given;
•	we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;
•	a matter to be voted on at the meeting would have a material adverse impact on shareholders; or
•	voting at the meeting is made on a show of hands.
The effect of this discretionary proxy is that, if you fail to give voting instructions to the depositary, you cannot prevent our Class A ordinary shares underlying your ADSs from being voted, absent the situations described above, and it may make it more difficult for shareholders to influence our management. Holders of our Class B ordinary shares are not subject to this discretionary proxy.
We have granted, and may continue to grant, share incentives, which may result in increased share-based compensation expenses and dilution to shareholders.
We adopted our Amended and Restated Share Incentive Plan, last amended in July 2019 (the “Plan”), for the purpose of granting share-based compensation awards to officers, employees, directors and other eligible persons to incentivize their performance and align their interests with ours. In February 2018, our board of directors approved automatic increases on January 1 of each of 2019, 2020, 2021 and 2022 of the maximum aggregate number of ordinary shares which may be issued under the Plan by 5%

of the total number of ordinary shares of all classes of the company outstanding on that day immediately before the increase, which may cause further dilution to our shareholders. The maximum aggregate number of ordinary shares which may be issued pursuant to all awards under the Plan was 148,888,743 as of January 1, 2021. We are authorized to grant options, share appreciation rights, share awards of restricted shares and non-restricted shares, restricted share units and other types of awards the administrator of the Plan decides.
We account for compensation costs for all share options using a fair-value based method and recognize expenses in our consolidated statements of operations in accordance with U.S. GAAP. As a result of our grants of awards under the Plan, we incurred share-based compensation of US$58.1 million, US$117.1 million and US$290.2 million in 2018, 2019 and 2020, respectively and US$117.2 million and US$214.6 million in the six months ended June 30, 2020 and 2021, respectively. For more information on our Amended and Restated Share Incentive Plan, see “Item 6. Directors, Senior Management and Employees—B. Compensation—Share Incentive Plan” in our Form 20-F. We will incur additional share-based compensation expenses in the future as we continue to grant share-based incentives. We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.
Substantial future sales or perceived potential sales of our ADSs, Class A ordinary shares or other equity securities could cause the price of our ADSs to decline significantly.
Sales of substantial amounts of our ADSs, or the perception that these sales could occur, could cause the market price of our ADSs to decline and could materially impair our ability to raise capital through equity offerings in the future. Possible sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price we deem necessary or appropriate. In addition, we are not restricted from issuing additional Class A ordinary shares, ADSs or other equity securities, subject to the lock-up agreement with the underwriters described in this prospectus supplement, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our equity securities or any ordinary shares or ADSs in connection with mergers, acquisitions or strategic investments. In addition, we file Registration Statements on Form S-8 under the Securities Act to register Class A ordinary shares for issuance under our Amended and Restated Share Incentive Plan. As a result, any shares issued under such plan and the Form S-8s (and any other plans for which we may file Form S-8s in the future) will be freely tradable in the public market.
We entered into certain capped call transactions in connection with our 2024 convertible notes and 2025 convertible notes which may affect the volatility and value of the ADSs.
In connection with the offering of our 2024 convertible notes and 2025 convertible notes, we entered into certain capped call transactions with certain financial institutions. These capped call transactions are generally expected to reduce the potential dilution to our Class A ordinary shares and ADSs upon any conversion of our 2024 convertible notes and 2025 convertible notes and/or offset any cash payments we may be required to make in excess of the principal amount of such converted 2024 convertible notes and 2025 convertible notes, as the case may be, with such reduction and/or offset subject to a cap.
The capped call counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to our ADSs and/or purchasing or selling our ADSs or other securities of ours in secondary market transactions prior to the maturity of our 2024 convertible notes and 2025 convertible notes (and are likely to do so during any observation period (as defined in the indentures governing our 2024 convertible notes and 2025 convertible notes) related to any conversion of our 2024 convertible notes and 2025 convertible notes). This activity could cause or avoid an increase or a decrease in the market price of our ADSs or our 2024 convertible notes and 2025 convertible notes.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.
The trading market for the ADSs will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade the ADSs, the market price for the ADSs would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for the ADSs to decline.
Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the ADSs for return on your investment.
We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in ADSs as a source for any future dividend income.
Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the ADSs will likely depend entirely on any future price appreciation of the ADSs. There is no guarantee that the ADSs will appreciate in value after this offering or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in the ADSs and you may even lose your entire investment in the ADSs.
We have not determined a specific use for the net proceeds from this offering and our concurrent Notes Offering and we may use these proceeds in ways with which you may not agree.
We have not determined a specific use for the net proceeds of this offering and our concurrent Notes Offering, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment and discretion of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase the ADS price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value pending their use.
Our memorandum and articles of association contain anti-takeover provisions and a dual-class voting structure that could have a material adverse effect on the rights of holders of our Class A ordinary shares and the ADSs.
Our memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our memorandum and articles of association also contain a dual-class voting structure that gives disproportionate voting power to the Class B ordinary shares held by our founder, Forrest Xiaodong Li, and Tencent and their respective affiliates. See “Item 6. Directors, Senior Management and Employees—E. Share Ownership” of our Form 20-F. In addition, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights (other than to issue additional supervoting shares, which would require the consent of holders of Class B ordinary shares), terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, in the form of ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares and the ADSs may be materially and adversely affected.
You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law, we conduct substantially all of our operations and all of our directors and executive officers reside outside of the United States.
We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.
Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.
Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.
As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law” in the accompanying prospectus.
If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of ADSs or our ordinary shares could be subject to adverse United States federal income tax consequences.
Depending upon the value and the nature of our assets and the amount and nature of our income over time, we could be classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.
We will be classified as a PFIC in any taxable year if either: (i) 75% or more of our gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is generally categorized as a passive asset and the company’s unbooked intangibles associated with active business activity are taken into account as a non-passive asset. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own (or are deemed to own), directly or indirectly, 25% or more (by value) of the stock. In addition, although the law in this regard is not entirely clear, we treat our variable interest entities, or VIEs, and each of their subsidiaries as being owned by us for United States federal income tax purposes. As a publicly traded foreign corporation we intend for this purpose to treat the aggregate fair market value of our gross assets as being equal to the aggregate value of our outstanding stock (“market capitalization”) plus the total amount of our liabilities and to treat the excess of the fair market value of our assets over their book value as a nonpassive asset to the extent attributable to our nonpassive income. Because we currently hold, and expect to continue to hold, a substantial amount of cash and cash equivalents and other passive assets used in our business, and because the value of our gross assets is likely to be determined in large part by reference to our market capitalization, we may become a PFIC for a given taxable year if the market price of the ADSs were to decrease significantly. The application of the PFIC rules is subject to uncertainty in several respects, and we must make a separate determination after the close of each taxable year as to whether we were a PFIC for such year. If we are a PFIC for any taxable year during which a U.S. investor held the ADSs or ordinary shares, the U.S. investor might be subject to increased U.S. federal income tax liability and to additional reporting obligations. We do not intend to provide the information necessary for the U.S. investor to make a qualified electing fund election with respect to the ADSs or ordinary shares. See “Taxation—United States Federal Income Taxation Considerations—Passive Foreign Investment Companies Rules.”
Based on our income and assets, and the value of the ADSs, we do not believe that we were a PFIC, for U.S. federal income tax purposes, for the taxable year ended December 31, 2020, and do not anticipate becoming a PFIC for the current taxable year or for the foreseeable future. Nevertheless, because PFIC status is a factual determination made annually after the close of each taxable year on the basis of the composition of our income and assets, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.
Certain judgments obtained against us by our shareholders may not be enforceable.
We are a Cayman Islands company and a significant majority of our assets and our operations are located in our markets in Southeast Asia, Taiwan and Latin America. In addition, most of our current directors and executive officers are not United States nationals or residents. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the jurisdictions that comprise our region may render you unable to enforce a judgment against our assets or the assets of our directors and executive officers. For more information regarding the relevant laws of the Cayman Islands and the markets in our region, see “Enforceability of Civil Liabilities” in the accompanying prospectus.
The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to vote your Class A ordinary shares.
As a holder of ADSs, you will only be able to exercise the voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the deposit agreement. You may not have the same voting rights as the holders of our Class A ordinary shares and may not receive voting materials in time to be able to exercise your right to vote by giving voting instructions to the depositary. Under the deposit agreement, you must vote by giving voting instructions to the depositary. If we ask for your instructions, then upon receipt of your voting instructions, the depositary will try to vote the underlying Class A ordinary shares represented by your ADSs in accordance with these instructions. If we do not instruct the depositary to ask for your instructions, the depositary may still vote in accordance with instructions you give, but it is not required to do so. You will not be able to directly exercise your right to vote with respect to the underlying Class A ordinary shares represented by your ADSs unless you withdraw your Class A ordinary shares represented by your ADSs from the depositary and become a registered holder of such shares. When a general meeting is convened, you may not receive sufficient advance notice to withdraw the underlying Class A ordinary shares represented by your ADSs to allow you to vote with respect to any specific matter. If we ask for your instructions, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We have agreed to give the depositary prior notice of shareholder meetings as far in advance of the meeting date as practicable. Nevertheless, we cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the underlying Class A ordinary shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to vote and you may have no legal remedy if the underlying Class A ordinary shares represented by your ADSs are not voted as you requested.
This offering is not contingent on the consummation of the concurrent Notes Offering.
The consummation of this offering and the consummation of the concurrent Notes Offering are not contingent on each other. Accordingly, if you decide to purchase the ADSs in this offering, you should be willing to do so whether or not we complete the concurrent Notes Offering.
You may be subject to limitations on the transfer of your ADSs.
Our ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADSs on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
You may experience dilution of your holdings due to an inability to participate in rights offerings.
We may from time to time distribute rights to our shareholders, including rights to acquire our securities. Under the deposit agreement for the ADSs, the depositary will not offer those rights to ADS holders unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act, or exempt from registration under the Securities Act with respect to all holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or underlying securities or to endeavor to cause such a registration statement to be declared effective. In addition, we may not be able to take advantage of any exemptions from registration under the Securities Act. Accordingly, holders of the ADSs may be unable to participate in our rights offerings and may experience dilution in their holdings as a result.

USE OF PROCEEDS
We estimate the net proceeds from this offering will be approximately US$3.5 billion (or approximately US$4.0 billion if the underwriters exercise their option to purchase additional ADSs in full), after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to this offering.
In addition, we expect to receive net proceeds from offering the Notes in the concurrent Notes Offering. The net proceeds that we will receive from the Notes Offering, if completed, are estimated to be approximately US$2.5 billion (assuming no exercise by the underwriters in the Notes Offering of their over-allotment option) and approximately US$2.8 billion (assuming the underwriters exercise their over-allotment option in the Notes Offering in full), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection with the Notes Offering. The completion of this offering is not conditional upon the completion of the Notes Offering, and the completion of the Notes Offering is not conditional upon the completion of this offering.
We currently expect to use the net proceeds from this offering and the concurrent Notes Offering for business expansion and other general corporate purposes, including potential strategic investments and acquisitions.
The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. We may use the proceeds of this offering differently than as described in this prospectus supplement. To the extent that a certain portion or all of the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds differently than as described in this prospectus supplement.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2021:
•	on an actual basis; and
•
on an as adjusted basis to give effect to the issuance and sale of the securities in this offering (assuming the underwriters do not exercise their option to purchase additional ADSs, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to this offering); and

•
on a pro forma as adjusted basis to give effect to (i) the concurrent Notes Offering (assuming the underwriters do not exercise their over-allotment option and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to the Notes Offering), and (ii) the issuance and sale of ADSs from this offering (assuming the underwriters do not exercise their option to purchase additional ADSs, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to this offering).

The completion of this offering is not conditional upon the completion of the Notes Offering, and the completion of the Notes Offering is not conditional upon the completion of this offering.
You should read this table together with our audited consolidated financial statements and the related notes incorporated by reference in this prospectus supplement, the accompanying prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Unaudited Interim Condensed Consolidated Financial Statements, both for the six months ended June 30, 2020 and 2021 incorporated by reference in this prospectus supplement and accompanying prospectus.
	As of June 30, 2021
	Actual	As Adjusted	Pro Forma as Adjusted
		(unaudited)
	(US$ in thousands, except for share and per share data)
Convertible notes(1)	1,282,496	1,282,496	1,282,496
Notes offered hereby (net of issuance cost)	—	—	2,475,000
Shareholders’ equity(1)(2):
Class A ordinary shares (Par value of US$0.0005 per share; Authorized: 14,800,000,000 shares; Issued and outstanding: 382,489,822 shares; Issued and outstanding on a pro forma as adjusted basis: 398,329,057 shares)	190	196	196
Class B ordinary shares (Par value of US$0.0005 per share; Authorized: 200,000,000 shares; Issued and outstanding: 152,175,703 shares; Issued and outstanding on a pro forma as adjusted basis: 152,175,703 shares)	76	76	76
Additional paid-in capital	9,587,617	13,041,886	13,041,886
Accumulated other comprehensive loss	(22,989)	(22,989)	(22,989)
Statutory reserves	1,766	1,766	1,766
Accumulated deficit	(6,006,493)	(6,006,493)	(6,006,493)
Total Sea Limited shareholders’ equity	3,560,167	7,014,442	7,014,442
Non-controlling interests	38,758	38,758	38,758
Total shareholders’ equity	3,598,925	7,053,200	7,053,200
Total capitalization	4,881,421	8,335,696	10,810,696
(1)
Convertible notes refer to the 2023 convertible notes, the 2024 convertible notes and the 2025 convertible notes. The figures in the above table do not reflect conversions of a portion of the convertible notes after June 30, 2021. Subsequent to June 30, 2021, certain holders converted a total principal amount of US$181,252,000 of our convertible notes. These conversions were settled with ADSs and cash in lieu for fractional shares.

(2)
The figures in the above table do not reflect (i) Class A ordinary shares issued upon exercise or vesting of share incentive awards under the 2009 Share Incentive Plan after June 30, 2021; and (ii) the effect of shareholding changes in certain subsidiaries or consolidated affiliated entities after June 30, 2021.

DIVIDEND POLICY
We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to the ADS holders who will receive payment to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares” in the accompanying prospectus. Cash dividends on our ordinary shares, if any, will be paid in U.S. Dollars.
We are a holding company incorporated in the Cayman Islands. For our cash requirements, including any payment of dividends to our shareholders, we rely upon payments from our operating entities. We rely on a combination of dividend payments and service and license fee payments from our subsidiaries and service and license fee payments from our VIEs. Regulations in certain markets where we utilize dividend payments may restrict the ability of our subsidiaries to pay dividends to us, including:
•
in Indonesia, a limited liability company may only declare dividends if it has positive retained earnings at the end of a financial year, but a company may distribute interim dividends prior to the end of a financial year if permitted by its articles of association and provided that the interim dividends do not result in the company’s net assets becoming less than the total issued and paid up capital and the compulsory reserves fund, and Indonesian law requires a limited liability company to reserve a certain amount from its net profit each year as a reserve fund until such fund amounts to at least 20% of its issued and paid up capital;

•
in Thailand, dividends may only be distributed out of a company’s retained earnings and a company looking to distribute dividends is required to set aside at least 5% of its retained earnings into a legal reserve fund at the time the dividends are paid, until and unless the legal reserve fund reaches 10% of the company’s registered capital;

•
in Singapore, a company is only allowed to pay dividends out of profits in compliance with Section 403 of the Singapore Companies Act (which prohibits dividends from being paid out of profits applied towards the purchase of the company’s own shares or gains derived by the company from the disposal of treasury shares) and in accordance with the company’s constitution and the generally accepted accounting principles in Singapore;

•
in Vietnam, a company is allowed to pay dividends at the end of a financial year if its business operation in the financial year is profitable, and after it has settled all of its outstanding tax obligations and financial obligations, provided that the payment of the dividends will not result in the company being unable to discharge its debts and other liabilities; and

•
in Taiwan, with respect to corporate entity, dividends shall only be distributed after the 10% of annual net income (less prior years’ losses, if any, and applicable income taxes) is set aside as a legal reserve until the accumulated legal reserve equals the paid-in capital of such company. In addition, a foreign company’s Taiwan branch is not entitled to distribute dividends or make other distributions and can only remit the profits to its holding company in accordance with foreign exchange control regulations after satisfying the relevant income tax obligation in Taiwan.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the ADSs being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of ADSs indicated in the following table. Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as book-running managers of this offering and as the representatives of the underwriters of this offering.
Underwriters	Number of ADSs
Goldman Sachs (Asia) L.L.C.	7,150,000
J.P. Morgan Securities LLC	2,750,000
BofA Securities, Inc.	1,100,000
Total:	11,000,000
The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ADSs offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated, severally and jointly, to take and pay for all of the ADSs offered by this prospectus supplement if any such ADSs are taken, other than the ADSs covered by the underwriters’ option to purchase additional ADSs described below.
The underwriters initially propose to offer part of the ADSs directly to the public at the public offering price listed on the cover of this prospectus supplement and part of the ADSs to certain dealers at a price that represents a concession not in excess of US$2.385 per ADS under the public offering price. After the initial offering of the ADSs, the offering price and other selling terms may from time to time be varied by the underwriters.
Certain of the underwriters are not broker-dealers registered with the SEC. Therefore, to the extent they intend to make any offers or sales of ADSs in the United States, they will do so only through one or more registered broker-dealers in compliance with applicable securities law and regulations, and FINRA rules. Goldman Sachs (Asia) L.L.C. will offer ADSs in the United States through its registered broker-dealer affiliate in the United States, Goldman Sachs & Co. LLC. Sales of any ADSs made outside of the United States may be made by affiliates of J.P. Morgan Securities LLC.
Option to Purchase Additional ADSs
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of additional 1,650,000 ADSs from us at the offering price listed on the cover of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, the underwriters will become obligated, severally and jointly, subject to certain conditions, to purchase additional ADSs approximately proportionate to the underwriters’ initial amount reflected in the table above.
Commissions and Expenses
Total underwriting discounts and commissions to be paid to the underwriters represent 1.25% of the total amount of the offering. The following table shows the per ADS and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.
Total
	Per ADS	No Exercise	Full Exercise
Discounts and commissions paid by us	US$3.975	US$43,725,000	US$50,283,750
The estimated offering expenses payable by us, exclusive of underwriting discounts and commissions, are approximately US$1.6 million. The underwriters have agreed to reimburse us for a certain portion of our expenses in connection with this offering.

Lock-Up Agreements
We have agreed that, without the prior written consent of Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC and BofA Securities, Inc., we will not, during the period ending 90 days after the date of this prospectus supplement, (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for such ordinary shares or ADSs or enter into a transaction which would have the same effect; (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs; (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in the ordinary shares or ADSs within the meaning of Section 16 of the Exchange Act; (iv) file any registration statement with the SEC relating to the offering of any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in this prospectus supplement; or (v) publicly disclose the intention to make any offer, sale, pledge, disposition or filing, in each case regardless of whether any such transaction described above is to be settled by delivery of ordinary shares, ADSs, or such other securities, in cash or otherwise.
The restrictions described in the preceding paragraph do not apply to (A) the sale of the ADSs and the ordinary shares represented by such ADSs in this offering; (B) the issuance of the Notes and the issuance of any ordinary shares or ADSs upon conversion of the Notes (C) the issuance of ordinary shares or ADSs or the grant of restricted shares, restricted ADSs or options to purchase ordinary shares under our employee share option scheme and equity plan; (D) the issuance by us of ordinary shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing or which is otherwise described in this prospectus supplement; and (E) the issuance of ordinary shares or ADSs by us in connection with any mergers or acquisitions approved by our board of directors or otherwise duly authorized by the company.
Each of our directors and executive officers has agreed that, without the prior written consent of Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC and BofA Securities, Inc., he or she will not, during the period ending 90 days after the date of this prospectus supplement, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, or file, or participate in the filing of, a registration statement with the SEC in respect of, any ordinary shares or ADSs, or any options or warrants to purchase any ordinary shares or ADSs, or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares or ADSs, whether now owned or hereinafter acquired with respect to which they have beneficial ownership within the rules and regulations of the SEC. The foregoing restriction is expressly agreed to preclude each of our directors and executive officers from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of his or her securities even if such securities would be disposed of by someone other than themselves. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, swap or sale or grant of any right (including without limitation any put or call option) with respect to any of their securities or with respect to any security that includes or relates to, or derives any significant part of its value from such ordinary shares or ADSs.
The restrictions described in the preceding paragraph do not apply to (i) the sale of securities acquired in open market transactions or in the offering or after the date of this prospectus supplement, provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such sale during the lock-up period, (ii) transfers by will or intestacy or otherwise transfer to immediate family members, trusts, family limited partnerships or an entity beneficially owned and controlled by such executive officer or director, or to a partner, member, stockholder or other equity holder of the party or, if the party is an investment fund or an investment fund manager, to any investment fund controlled or managed by such party or managed by the same investment fund manager as such party, in each case as part of a distribution without consideration, provided in each case that the transferee or transferees agree to be bound in writing by the lock-up restrictions set forth above prior to such transfer, no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer and any such transfer shall not involve a disposition for value, (iii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the lock-up restrictions set forth above, (iv) transfers with the prior written consent of Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC and BofA Securities, Inc., (v) pursuant to a pledge in a bona fide transaction which is outstanding on the date hereof to a lender and disclosed in writing to the Underwriters on or prior to the date hereof, (vi) pursuant to an order of a court, provided that the recipients of such transfers agree to be bound in writing by the lock-up restrictions set forth above, or (vii) pursuant to a written plan meeting the requirements of 10b5-1 plan in effect as of the date hereof. The lock-up restrictions described above are subject to certain other customary exceptions.
Goldman Sachs (Asia) L.L.C. in its sole discretion may release the ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.
Concurrent Offering
Concurrent with this offering, pursuant to a separate prospectus supplement, we are offering US$2,500,000,000 aggregate principal amount of the Notes in the Notes Offering (or up to US$2,875,000,000 aggregate principal amount of Notes if the underwriters of the Notes Offering exercise their over-allotment option in full). Any such sales of the Notes or any sales of our ADSs issued upon conversion of the Notes in the public market may affect the price of our ADSs. Neither the completion of this offering nor the concurrent Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Notes Offering does not occur, and vice versa. We cannot assure you that the concurrent Notes Offering will be completed on the terms described herein, or at all.
New York Stock Exchange Listing
The ADSs are listed on the New York Stock Exchange under the symbol “SE.”
Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ADSs in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase additional ADSs pursuant to the option granted to it. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for, or purchases of, ADSs made by the underwriters in the open market prior to the completion of the offering.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, and if these activities are commenced, they are required to be conducted in accordance with applicable laws and regulations, and any of these activities may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, the over-the-counter market or otherwise.
Electronic Distribution
A prospectus in electronic format will be made available on the websites maintained by the underwriters or one or more securities dealers. The underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of ADSs for sale to their online brokerage account holders. ADSs to be sold pursuant to an internet distribution will be allocated on the same basis as other allocations. In addition, ADSs may be sold by the underwriters to securities dealers who resell ADSs to online brokerage account holders.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing, investment research, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates may have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services and other services for us and to persons and entities with relationships with us, for which they received or will receive customary fees and commissions.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of us and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also make or communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the ADSs in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.
Australia
This prospectus:
•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”) as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•
does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

Any offer in Australia of the ADSs may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ADSs without disclosure to investors under Chapter 6D of the Corporations Act.
The ADSs applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ADSs must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.
Cayman Islands
This prospectus does not constitute a public offer of the ADSs or ordinary shares, whether by way of sale or subscription, in the Cayman Islands. The underwriters have represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any ADSs or ordinary shares in the Cayman Islands.
Dubai International Finance Center
This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The ADSs to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs offered should conduct their own due diligence on the ADSs. If you do not understand the contents of this document you should consult an authorized financial adviser.

European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), an offer to the public of any ADSs which are the subject of the offering contemplated by this prospectus may not be made to the public in that Relevant State unless the prospectus has been approved by the competent authority in such Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that an offer of such ADSs to the public may be made in that Relevant State:
•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ADSs shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
An offer to the public of any ADSs which are the subject of the offering contemplated by this prospectus may not be made to the public in the United Kingdom unless the prospectus has been approved by the competent authority in the United Kingdom, all in accordance with the UK Prospectus Regulation, except that an offer of such ADSs to the public may be made in the United Kingdom:
•	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation), subject to obtaining the prior consent of the relevant representatives for any such offer; or

•
in any other circumstances falling within section 86 of the FSMA, provided that no such offer of ADSs shall require the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “UK Prospectus Regulation” means Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA, and the expression “FSMA” means Financial Services and Markets Act 2000.
Hong Kong
The ADSs may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Indonesia
This prospectus does not, and is not intended to, constitute a prospectus for a public offering of securities and this offering does not, and is not intended to, constitute a public offering of securities under Law Number 8 of 1995 regarding Capital Market and its implementing regulations. This prospectus may not be distributed in the Republic of Indonesia and the ADSs may not be offered or sold in the Republic of Indonesia or to Indonesian citizens wherever they are domiciled, or to Indonesia residents, in a manner which constitutes a public offering under the laws of the Republic of Indonesia.
Israel
In the State of Israel, the ADSs offered hereby may not be offered to any person or entity other than the following:
•	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;
•	a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;
•
an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

•
a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

•
a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

•	a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
•	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;
•
a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

•	an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and
•
an entity, other than an entity formed for the purpose of purchasing the ADSs in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the ADSs offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the ADSs.
Accordingly, the ADSs have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
Korea
The ADSs may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The ADSs have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the ADSs may not be resold to Korean residents unless the purchaser of the ADSs complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the ADSs.
Kuwait
Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ADSs, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.
Malaysia
The offering of the ADSs has not been and will not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian Capital Markets and Services Act 2007, or CMSA. Accordingly, no ADSs or invitation to purchase is being made to any person in Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of Schedule 5 of the CMSA and distributed only by a holder of a Capital Markets Services License who carries on the business of dealing in securities.
People’s Republic of China
This prospectus may not be circulated or distributed in the People’s Republic of China (the “PRC”) and the ADSs may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the ADSs or any beneficial interests therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this prospectus are required by the issuer and its representatives to observe these restrictions. For the purposes of this paragraph, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Philippines
The ADSs being offered or sold have not been and will not be registered with the Philippine Securities and Exchange Commission under the Securities Regulation Code of the Philippines, or the

SRC. Any future offer or sale of the ADSs within the Philippines is subject to the registration requirements under the SRC unless such offer or sale qualifies as a transaction exempt from the registration under the SRC.
Accordingly, this prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the ADSs, may not be circulated or distributed in the Philippines, and the ADSs may not be offered or sold, or be made the subject of an invitation for subscription or purchase, to persons in the Philippines, other than (i) to qualified investors in transactions that are exempt from the registration requirements of the SRC; and (ii) by persons licensed to make such offers or sales in the Philippines.
Qatar
In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Center Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.
Saudi Arabia
This prospectus may not be distributed in the Kingdom except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.
Switzerland
The ADSs may not be offered or sold to any investors in Switzerland other than on a non-public basis. This prospectus does not constitute a prospectus within the meaning of Article 652a and Art. 1156 of the Swiss Code of Obligations (Schweizerisches Obligationenrecht). Neither this offering nor the ADSs have been or will be approved by any Swiss regulatory authority.
Taiwan
The ADSs have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the ADSs in Taiwan through a public offering or in such an offering that require registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.
Thailand
This prospectus does not, and is not intended to, constitute a public offering in Thailand. The ADSs may not be offered or sold to persons in Thailand, unless such offering is made under the exemptions from approval and filing requirements under applicable laws, or under circumstances which do not constitute an offer for sale of the shares to the public for the purposes of the Securities and Exchange Act of 1992 of Thailand, nor require approval from the Office of the Securities and Exchange Commission of Thailand.

United Arab Emirates
The ADSs have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.
United Kingdom
The Underwriters have agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the ADSs in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ADSs in, from or otherwise involving the United Kingdom.
Vietnam
This offering of ADSs has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars. The ADSs will not be offered or sold in Vietnam through a public offering and will not be offered or sold to Vietnamese persons other than those who are licensed to invest in offshore securities under the Law on Investment of Vietnam.

TAXATION
Cayman Islands Tax Considerations
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to any payments made by or to our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our ordinary shares or the ADSs will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares or the ADSs, nor will gains derived from the disposal of our ordinary shares or the ADSs be subject to Cayman Islands income or corporation tax.
No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our ordinary shares.
Singapore Tax Considerations
The following discussion is a summary of Singapore income tax, goods and services tax and stamp duty considerations relevant to the acquisition, ownership and disposition of ADSs or our ordinary shares. The statements made herein regarding taxation are general in nature and based upon certain aspects of the current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date hereof and are subject to any changes in such laws or administrative guidelines or the interpretation of such laws or guidelines occurring after such date, which changes could be made on a retrospective basis. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to acquire, own or dispose of the ADSs or our ordinary shares and do not purport to deal with the tax considerations applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective shareholders are advised to consult their own tax advisers as to the Singapore or other tax considerations of the acquisition, ownership of or disposal of the ADSs and our ordinary shares, taking into account their own particular circumstances. It is emphasized that neither we nor any other persons involved in this prospectus supplement accept responsibility for any tax effects or liabilities resulting from the acquisition, holding or disposal of the ADSs or our ordinary shares.
Income Tax
Under the Singapore Income Tax Act (Chapter 134 of Singapore) (“SITA”), a company established outside Singapore but whose governing body, being the board of directors, usually exercises de facto control and management of its business in Singapore could be considered a tax resident in Singapore. However, such control and management of the business should not be deemed to be in Singapore if physical board meetings are conducted outside of Singapore. Where board resolutions are passed in the form of written consent signed by the directors each acting in their own jurisdictions, or where the board meetings are held by teleconference or videoconference, it is possible that the place of de facto control and management will be considered to be where the majority of the board are located when they sign such consent or attend such conferences.
We believe that Sea Limited is not a Singapore tax resident for Singapore income tax purposes. However, the tax resident status of Sea Limited is subject to determination by the Inland Revenue Authority of Singapore and uncertainties remain with respect to the interpretation of the term “control and management” for the purposes of the SITA. See “Risk Factors—Markets Related Risks—It is not certain if Sea Limited will be classified as a Singapore tax resident” in our Form 20-F. The statements below are based on the assumption that Sea Limited is not a tax resident in Singapore for Singapore income tax purposes.

Dividends With Respect to the ADSs or Our Ordinary Shares
Where Sea Limited is not considered a tax resident in Singapore for Singapore income tax purposes, the dividend payments made by Sea Limited would be considered sourced outside Singapore (unless the ADSs or our ordinary shares are held as part of a trade or business carried out in Singapore, in which case the holders of the ADSs or our ordinary shares may be taxed on the dividends distributed to them). Foreign-sourced dividends received or deemed to be received in Singapore by non-resident individuals are exempt from Singapore income tax. This exemption also applies to Singapore tax resident individuals who have received or, are deemed to have received their foreign-sourced income in Singapore on or after January 1, 2004 (except where such income is received through a partnership in Singapore).
Foreign-sourced dividends received or deemed to be received in Singapore by corporate investors who do not have a business presence in Singapore, are not tax resident in Singapore, and who do not have a permanent establishment or tax presence in Singapore, will generally not be subject to income tax in Singapore. Foreign-sourced dividends received or deemed to be received in Singapore by corporate investors who are tax residents in Singapore will generally be subject to Singapore income tax unless such dividends satisfy the conditions set out under section 13(9) of the SITA. However, since Sea Limited is a company incorporated in the Cayman Islands, and the prevailing rate of tax in the Cayman Islands, being a tax of a similar character to the Singapore income tax, is 0%, dividends received in Singapore by resident corporate investors would be subject to Singapore income tax at the prevailing rate of 17%.
Dividends received in respect of the ADSs or our ordinary shares whether by a Singapore tax resident or a non-Singapore tax resident as a shareholder are not subject to any withholding tax in Singapore.
Gains With Respect to Disposition of the ADSs or Our Ordinary Shares
There is no capital gain tax in Singapore and there is no specific law or regulation in Singapore dealing with the characterization of a gain as income or capital in nature. Gains arising from disposition of the ADSs or our ordinary shares may be construed as income and subject to Singapore income tax if they arise from or are otherwise connected with a trade or business activity in Singapore. Such gains may also be considered income in nature, even if they do not arise from an activity in the ordinary course of trade or business or an ordinary incident of some other business activity, if the ADSs or our ordinary shares were purchased with the intention or purpose of making a profit by sale rather than holding for long-term investment purposes in Singapore. Conversely, gains from disposition of the ADSs or our ordinary shares in Singapore, if considered as capital gains rather than income by the Inland Revenue Authority of Singapore, are not taxable in Singapore.
Section 13Z of the SITA provides for certainty on non-taxability of gains derived by a corporate taxpayer from the disposal of ordinary shares during the period from June 1, 2012 to May 31, 2022 (both dates inclusive) where the divesting company had legally and beneficially held a minimum shareholding of 20.0% of the ordinary shares of the company whose shares are being disposed and the divesting company had maintained the minimum 20.0% shareholding for a continuous period of at least 24 months immediately prior to the disposal. In the 2020 Budget, the Minister for Finance had announced that the scheme under Section 13Z of the Income Tax Act will be extended to cover disposal of ordinary shares by companies from June 1, 2022 to December 31, 2027.
Section 13Z of the SITA will not apply to a divesting company whose gains or profits from the disposal of ordinary shares are included as part of its income based on the provisions of Section 26 of the SITA; a disposal of shares in an investee company that is in the business of trading or holding Singapore immovable properties (excluding property development), where the shares are not listed on a stock exchange in Singapore or elsewhere; and disposal of shares by a partnership, limited partnership or limited liability partnership where one or more of the partners is a company or are companies.
For corporate shareholders who are subject to Singapore income tax treatment under Section 34A or Section 34AA of the SITA in relation to the adoption of Financial Reporting Standard 39-Financial Instruments: Recognition and Measurement, (“FRS 39”) or Financial Reporting Standard 109-Financial Instruments (“FRS 109”), for accounting purposes, they may be required to recognize gains or losses (not being gains or losses in the nature of capital) even though no sale or disposal of the ADSs or our ordinary shares has been made. Our corporate shareholders who may be subject to such provisions should consult their own accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, ownership and disposition of the ADSs and our ordinary shares arising from the adoption of FRS 39 or FRS 109.
Notwithstanding the above, foreign investors may claim that the gains from disposition of their ADSs or ordinary shares are not received in Singapore (so that such gains will not be subject to Singapore income tax) if (i) the foreign investor is not a tax resident in Singapore, (ii) the foreign investor does not maintain a permanent establishment in Singapore, to which the disposition gains may be effectively connected, and (iii) the entire process (including the negotiation, deliberation, execution of the acquisition and sale, etc.) leading up to the actual acquisition and sale of the ADSs or our ordinary shares is performed outside of Singapore.
Goods and Services Tax
The issuance of the ADSs or our ordinary shares in connection with this offering is not subject to Singapore goods and services tax, or GST.
The sale of the ADSs or our ordinary shares by a GST-registered investor resident in Singapore to another person resident in Singapore is an exempt tax supply not subject to GST. Any input GST (for example, GST on brokerage) incurred by the GST-registered investor in connection with the making of this exempt supply is generally not recoverable and will become an additional cost to the investor unless the investor satisfies certain conditions prescribed under the GST legislation or satisfies certain GST concessions.
Where the ADSs or our ordinary shares are sold by a GST-registered investor in the course or furtherance of a business carried on by such an investor to a person resident outside Singapore (and who is outside Singapore at the time of supply), the sale is a taxable supply subject to GST at a zero rate (i.e., 0%). Any input GST (for example, GST on brokerage) incurred by the GST-registered investor in making this zero-rated supply for the purpose of his business will, subject to the provisions of the GST legislation, be recoverable from the Comptroller of GST.
Investors should seek their own tax advice on the recoverability of GST incurred on expenses in connection with the purchase and sale of the ADSs or our ordinary shares.
Services such as brokerage and handling services rendered by a GST-registered person to an investor resident in Singapore in connection with the investor's purchase or sale of the ADSs or our ordinary shares will be subject to GST at the prevailing rate (currently 7%). Similar services rendered contractually to an investor resident outside Singapore should, subject to certain conditions, qualify for zero-rating (i.e., subject to GST at zero rate).
Stamp Duty
No stamp duty is payable on the subscription and issuance of the ADSs and our ordinary shares. As Sea Limited is incorporated in the Cayman Islands and the ADSs or our ordinary shares are not registered in any register kept in Singapore, no stamp duty is payable in Singapore on any instrument of transfer upon a sale or gift of the ADSs or our ordinary shares.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the ADSs acquired by U.S. Holders (as defined below) pursuant to this offering and to the underlying ordinary shares. This discussion applies only to U.S. Holders that hold the ADSs or ordinary shares as capital assets (generally, property held for investment). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (“Regulations”), published positions of the Internal Revenue Service (the “IRS”), court decisions and other applicable authorities, all as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).
This discussion does not address all U.S. federal income tax considerations that may be applicable to U.S. Holders in light of their particular circumstances or U.S. Holders subject to special treatment under U.S. federal income tax law, such as:

•	banks, insurance companies and other financial institutions;
•	entities treated as partnerships for U.S. federal income tax purposes, S corporations or other pass-through entities;
•	tax-exempt entities;
•	real estate investment trusts;
•	regulated investment companies;
•	brokers, dealers, traders in securities that elect to use a mark-to-market method of accounting;
•	certain former citizens or residents of the United States;
•	persons that elect to mark their securities to market;
•	persons who hold ADSs or ordinary shares as part of a hedging, integrated, straddle, conversion or constructive sale transaction for U.S. federal income tax purposes;
•	persons that have a functional currency other than the U.S. dollar; and
•	persons that actually or constructively own 10% or more of our stock by vote or value.
This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs or ordinary shares that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•
a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the ADSs or ordinary shares, the tax treatment of a partner will generally depend on the status and the activities of the partnership. Partners in a partnership holding the ADSs or ordinary shares should consult their tax advisors regarding the tax considerations of an investment in the ADSs or ordinary shares.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with their terms.
If a U.S. Holder holds ADSs, such holder will generally be treated as owning the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes.
Dividends
Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution to a U.S. Holder with respect to the ADSs or ordinary shares will generally be included in such holder’s gross income as ordinary dividend income on the date actually or constructively received by such holder, in the case of ordinary shares, or by the depositary, in the case of ADSs, to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect that any distribution from us will generally be reported as a dividend. The amount of such dividend will include amounts withheld by us or our paying agent in respect of any foreign taxes. Any dividend from us will not be eligible for the dividends-received deduction generally allowed to corporations in respect of dividends received from U.S. corporations.
The amount of any dividend paid in foreign currency will equal the U.S. dollar value of the foreign currency received calculated by reference to the exchange rate in effect on the date the dividend is received by a U.S. Holder, in the case of ordinary shares, or by the depositary in the case of ADSs, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency received as a dividend is converted into U.S. dollars on the date it is received, a U.S. Holder will generally not be required to recognize foreign currency gain or loss in respect of the dividend income. If the foreign currency received as a dividend is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss.
With respect to individuals and certain other non-corporate U.S. Holders, dividends may constitute “qualified dividend income” that is subject to tax at the lower applicable capital gains rates provided that
(1) the ADSs or ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, (2) we are not a PFIC for either our taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period and other requirements are met. The ADSs, but not our ordinary shares, are listed on the NYSE so we anticipate that the ADSs should qualify as readily tradable on an established securities market in the United States, although there can be no assurances in this regard. U.S. Holders should consult their tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for dividends paid with respect to the ADSs or Class A ordinary shares (including rules relating to foreign tax credit limitations).
Dividends from us will generally constitute non-U.S. source income and be treated as “passive category income” for foreign tax credit limitation purposes. U.S. Holders may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding tax imposed on dividends received on the ADSs or ordinary shares. If a U.S. Holder does not elect to claim a foreign tax credit for foreign taxes withheld, such holder may instead claim a deduction for U.S. federal income tax purposes in respect of such taxes, but only for a year in which such holder elects to do so for all creditable foreign income taxes. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition of ADSs or Ordinary Shares
Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize gain or loss on any sale or other disposition of the ADSs or ordinary shares equal to the difference between the amount realized with respect to such ADSs or ordinary shares and such holder’s tax basis in such ADSs or ordinary shares. Such gain or loss will generally be capital gain or loss. Individuals and certain other non-corporate U.S. Holders who have held such ADSs or ordinary shares for more than one year will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Consequently, a U.S. Holder may not be able to use any foreign tax credit arising from any foreign tax imposed on the disposition of the ADSs or ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.
Passive Foreign Investment Company Rules
A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is generally categorized as a passive asset and the company’s unbooked intangibles associated with active business activity are taken into account as a non-passive asset. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own (or are deemed to own), directly, indirectly or constructively, 25% or more (by value) of the stock. Although the law in this regard is not entirely clear, we treat our VIEs as being owned by us for U.S. federal income tax purposes.
Based on our income and assets, and the value of the ADSs, we do not believe that we were a PFIC, for U.S. federal income tax purposes, for the taxable year ended December 31, 2020, and do not anticipate becoming a PFIC for the current taxable year or for the foreseeable future. Nevertheless, because PFIC status is a factual determination made annually after the close of each taxable year on the basis of the composition of our income and assets, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash (including the proceeds from this offering), our risk of becoming classified as a PFIC may substantially increase. In addition, because we have valued our goodwill based on the market value of the ADSs, a decrease in the market value of the ADSs may also result in our becoming a PFIC.
If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares, such holder will be subject to special tax rules with respect to any “excess distribution” that such holder receives on the ADSs or ordinary shares and any gain such holder realizes from a sale or other disposition (including a pledge) of the ADSs or ordinary shares, unless such holder makes a “mark-to-market” election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions such holder received during the shorter of the three preceding taxable years or such holder’s holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:
•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;
•
amounts allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be subject to tax as ordinary income; and

•
amounts allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.

If we are a PFIC for any taxable year during which a U.S. Holder holds ADSs or ordinary shares and any of our non-U.S. affiliated entities are also PFICs, such holder will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. affiliate classified as a PFIC for purposes of the application of these rules.
Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment discussed in the second preceding paragraph. If a U.S. Holder makes a valid mark-to-market election for the ADSs, the U.S. Holder will include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of such holder’s taxable year over such holder’s adjusted basis in such ADSs. The U.S. Holder is allowed a deduction for the excess, if any, of such holder’s adjusted basis in the ADSs over their fair market value as of the close of the taxable year. Deductions are allowable however, only to the extent of any net mark-to-market gains on the ADSs included in the U.S. Holder’s income for prior taxable years. Amounts included in the U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ADSs, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included in income with respect to such ADSs. The U.S. Holder’s basis in the ADSs will be adjusted to reflect any such income or loss amounts. If a U.S.

Holder makes such a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us (except that the lower applicable capital gains rate for qualified dividend income would not apply). If a U.S. Holder makes a valid mark-to-market election, and we subsequently cease to be classified as a PFIC, such U.S. Holder will not be required to take into account the mark-to-market income or loss described above during any period that we are not classified as a PFIC.
The mark-to-market election is available only for “marketable stock” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable Regulations. We expect that the ADSs will continue to be listed on the NYSE, which is a qualified exchange for these purposes, and, consequently, assuming that the ADSs are regularly traded, if a U.S. Holder holds the ADSs, it is expected that the mark-to-market election would be available to such holder were we to become a PFIC. A mark-to-market election may not, however, be made with respect to the ordinary shares, as they are not marketable stock. Accordingly, if we are a PFIC during any year in which a U.S. Holder holds ordinary shares, such holder will generally be subject to the special tax rules discussed above.
In addition, because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
If a U.S. Holder owns the ADSs or ordinary shares during any taxable year that we are a PFIC, such holder must generally file an annual report with the IRS regarding its ownership of the ADSs or ordinary shares. U.S. Holders should consult their tax advisors concerning the U.S. federal income tax considerations of holding and disposing of the ADSs or ordinary shares if we are or become a PFIC, including the availability and possibility of making a mark-to-market election.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE ADSs AND ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

THE CONCURRENT NOTES OFFERING
Concurrently with this offering of ADSs, we are offering, pursuant to a separate prospectus supplement and accompanying prospectus, US$2,500,000,000 aggregate principal amount of Notes (or up to US$2,875,000,000 aggregate principal amount of Notes if the underwriters of that offering exercise their over-allotment option in full), which we refer to as the “Notes Offering”. We estimate that the net proceeds to us from the concurrent Notes Offering will be approximately US$2.5 billion (or approximately US$2.8 billion if the underwriters of the concurrent Notes Offering exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to the Notes Offering.
This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes being offered in the concurrent Notes Offering. We cannot assure you that the Notes Offering will be completed or, if completed, on what terms any of them will be completed. The completion of this offering is not contingent on the completion of the concurrent Notes Offering, and the completion of the concurrent Notes Offering is not contingent on the completion of this offering.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters with respect to United States federal securities and New York State law in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law.
EXPERTS
Our consolidated financial statements appearing in our annual report on Form 20-F for the fiscal year ended December 31, 2020 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2020 has been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The offices of Ernst & Young LLP are located at One Raffles Quay, North Tower, Level 18, Singapore 048583.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act that are applicable to a foreign private issuer. We file or furnish reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Our SEC filings are also available over the Internet at the SEC’s website at www.sec.gov. Our website is www.sea.com. The information contained on, or linked from, our website is not a part of this prospectus supplement and the accompanying prospectus.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•	Our annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 16, 2021; and

•
our Report on Form 6-K furnished with the SEC on September 8, 2021 that attaches as exhibits our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our Unaudited Interim Condensed Consolidated Financial Statements, both for the six months ended June 30, 2020 and 2021.

Our annual report on Form 20-F for the year ended December 31, 2020 contains a description of our business and audited consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP.
Copies of all documents incorporated by reference into this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference into this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Sea Limited
1 Fusionopolis Place, #17-10, Galaxis
Singapore 138522
Tel: +65 6270-8100
Attention: Legal Department

PROSPECTUS

Sea Limited

Class A Ordinary Shares
Preference Shares
Debt Securities
Guarantees
Warrants
Purchase Contracts
Purchase Units
We may offer and sell, from time to time in one or more offerings, together or separately:
•	Class A ordinary shares, including those represented by American Depositary Shares, or ADSs,
•	preference shares,
•	debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible,
•	guarantees,
•	warrants to purchase ordinary shares, preference shares, ADSs or debt securities,
•	purchase contracts, and
•	purchase units.
In addition, from time to time, any selling securityholders named in a prospectus supplement may offer and sell our Class A ordinary shares, including underlying Class A ordinary shares represented by ADSs, held by them. The selling securityholders may sell our Class A ordinary shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares of our Class A ordinary shares by the selling securityholders.
We will provide the specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution” beginning on page 38 of this prospectus.
The ADSs are listed on the New York Stock Exchange, or the NYSE, under the ticker symbol “SE.” On September 7, 2021, the last reported sale price of the ADSs on the NYSE was US$351.02 per ADS.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 2 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 8, 2021

i

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we or any selling securityholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.
You should carefully read both this prospectus and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.” The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
•	“ADSs” refers to the American Depositary Shares, each of which represents one of our Class A ordinary shares, par value US$0.0005 per share;
•	“Class A ordinary shares” refers to our Class A ordinary shares, par value US$0.0005 per share;
•	“Class B ordinary shares” refers to our Class B ordinary shares, par value US$0.0005 per share;
•	“our Form 20-F” refers to our annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 16, 2021;
•	“shares” or “ordinary shares” refer to our Class A ordinary shares, par value US$0.0005 per share, and our Class B ordinary shares, par value US$0.0005 per share; and
•	“we,” “us,” “the company,” “our group,” “our” or “Sea” refers to Sea Limited, an exempted Cayman Islands company, its consolidated subsidiaries and its consolidated affiliated entities.
ii

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” in this prospectus and in our Form 20-F, that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “could,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:
•	our goals and strategies;
•	our future business development, financial condition, financial results, and results of operations;
•	the expected growth in, and market size of, the digital entertainment, e-commerce and digital financial services industries in the markets where we operate, including segments within those industries;
•	expected changes in our revenue, costs or expenditures;
•	our ability to continue to source, develop and offer new and attractive online games and to offer other engaging digital entertainment content;
•	the expected growth of our digital entertainment, e-commerce and digital financial services businesses;
•	our expectations regarding growth in our user base, level of engagement and monetization;
•	our ability to continue to develop new technologies and/or upgrade our existing technologies;
•	our expectation regarding the use of proceeds from our financing activities, including offerings made pursuant to this prospectus and any applicable prospectus supplement;
•	growth and trends of our markets and competition in our industries;
•	government policies and regulations relating to our industries;
•	general economic and business conditions in our markets; and
•
the impact of widespread health developments, including the COVID-19 pandemic, and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shutdowns and other restrictions on travel and commercial, social and other activities, and availability of effective vaccines or treatments) which could, among other things, impact the business and manufacturing activities of our ecosystem participants, disrupt the global supply chain including those of our sellers on our platforms and merchant partners, and negatively affect consumer discretionary spending.

You should read this prospectus and the information incorporated by reference herein with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections in or incorporated by reference in this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.
iii

CORPORATE INFORMATION
This is only a summary and may not contain all of the information that is important to you. You should carefully read this prospectus, any accompanying prospectus supplement, and any other offering materials, together with the information described under the heading “Where You Can Find More Information About Us.”
Sea Limited
We are a leading global consumer internet company founded in Singapore in 2009. Our mission is to better the lives of consumers and small businesses with technology. We operate three core businesses across digital entertainment, e-commerce, as well as digital payments and financial services, known as Garena, Shopee, and SeaMoney, respectively. Garena is a leading global online games developer and publisher. Shopee is the largest pan-regional e-commerce platform in Southeast Asia and Taiwan. SeaMoney is a leading digital payments and financial services provider in Southeast Asia.
For more information about us, see “Item 4. Information on the Company” in our Form 20-F and our Report on Form 6-K furnished with the SEC on September 8, 2021.
Our principal executive offices are located at 1 Fusionopolis Place, #17-10, Galaxis, Singapore 138522. Our telephone number at this address is +65 6270-8100. Our registered office in the Cayman Islands is at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our corporate website is www.sea.com. The information contained on our website is not part of this prospectus.

RISK FACTORS
You should carefully consider the risks described under “Item 3. Key Information—D. Risk Factors” in our Form 20-F, included in any applicable prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information About Us.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplements.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company and our affairs are governed by our eighth amended and restated memorandum and articles of association, or our memorandum and articles of association, and the Companies Act (As Revised) of the Cayman Islands, or Companies Act, and the common law of the Cayman Islands.
Our authorized share capital is US$7,500,000 divided into (i) 14,800,000,000 Class A ordinary shares with a par value of US$0.0005 each and (ii) 200,000,000 Class B ordinary shares with a par value of US$0.0005 each. As of August 31, 2021, 387,329,057 Class A ordinary shares and 152,175,703 Class B ordinary shares were issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.
The following are summaries of material provisions of our memorandum and articles of association and the Companies Act as they relate to the material terms of our ordinary shares.
Exempted Company
We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:
•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;
•	an exempted company is not required to open its register of members for inspection;
•	an exempted company does not have to hold an annual general meeting;
•	an exempted company may issue no par value, negotiable or bearer shares;
•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	an exempted company may register as a limited duration company; and
•	an exempted company may register as a segregated portfolio company.
Ordinary Shares
General
All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our eighth amended and restated memorandum and articles of association prohibit us from issuing bearer or negotiable shares. We will issue only non-negotiable shares in registered form, which will be issued when registered in our register of members.
Dividends
The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our memorandum and articles of association and the Companies Act.
In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be paid only out of profits, which include net earnings and retained earnings undistributed in prior years, and out of share premium, a concept analogous to paid-in surplus in the United States. No dividend may be declared and paid unless our directors determine that, immediately after the payment, we will be able to pay our debts as they fall due in the ordinary course of business and we have funds lawfully available for such purpose.

Register of Members
Under Cayman Islands law, we must keep a register of members and there must be entered therein:
•
the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) of the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and
•	the date on which any person ceased to be a member.
Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Our register of members has been, and will be, updated to record and give effect to the issue of Class A ordinary shares by us to The Bank of New York Mellon, as the depositary (or its custodian or nominee). Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name.
If the name of any person is, without sufficient cause, entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or the company itself may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Classes of Ordinary Shares; Conversion
Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights and certain approval rights, the Class A ordinary shares and Class B ordinary shares carry equal rights and rank pari passu with one another, including the rights to dividends and other capital distributions.
Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, subject to certain restrictions agreed upon in an irrevocable proxy between our founder, Forrest Xiaodong Li, and Tencent Holdings Limited and its affiliates, or Tencent. Under the irrevocable proxy, Tencent has agreed to grant an irrevocable proxy with respect to its Class B ordinary shares to our founder for any matters concerning the size and/or composition of our board that require a shareholder vote, including, any resolution to approve, authorize or confirm any increase or decrease in the number of or any minimum or maximum number of directors of the board, any appointment or election of any new director or directors of the Company, and any removal or replacement of any existing director or directors of the Company. Our founder has agreed to vote all of such Class B ordinary shares at the direction of Tencent for the election, removal and replacement of one member of the board, provided the nominee is qualified and permitted to serve on the board under applicable law and stock exchange rules. For all other matters that require shareholder vote, Tencent granted our founder an irrevocable proxy with respect to a portion of its Class B ordinary shares.
In addition, upon any sale, transfer, assignment or disposition of ownership in any Class B ordinary shares by a holder thereof or the direct or indirect transfer or assignment of the voting power attached to such Class B ordinary shares through voting proxy or otherwise to any person or entity which is not a permitted transferee, such Class B ordinary shares will automatically convert into an equal number of Class A ordinary shares. Permitted transferees of our founder include certain of his relatives so long as our founder keeps voting rights over the Class B ordinary shares held by such transferees, and for Tencent include certain of its affiliates. Upon termination of the Tencent irrevocable proxy, all issued and outstanding Class B ordinary shares will automatically convert into an equal number of Class A ordinary shares (subject to the exception described below). The Tencent irrevocable proxy will terminate upon the earliest of (i) the tenth anniversary of the completion of our initial public offering, which can be extended if the parties agree; (ii) our founder voluntarily ceasing to be our group chief executive officer; (iii) the death or permanent incapacity of our founder; (iv) our founder failing to spend at least half of all work days, excluding certain leaves, in any given calendar year on our business; (v) our founder voting the proxy shares on the Tencent director matter contrary to the written direction of Tencent; or (vi) the mutual agreement of the parties. However, if upon the tenth anniversary of the completion of our initial public offering the number of issued and outstanding Class B ordinary shares held by Tencent is less than 50% of the total number of issued and outstanding Class B ordinary shares held by it immediately after the completion of our initial public offering, all of the Class B ordinary shares then held by Tencent will automatically convert into an equal number of Class A ordinary shares, and all of the Class B ordinary shares held by our founder and his permitted transferees will not convert into Class A ordinary shares until the earliest of an additional ten years or any of the events described in (ii), (iii) and (iv) above. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances and no Class B ordinary shares are to be issued after our initial public offering.
Voting Rights
Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Holders of Class A ordinary shares and Class B ordinary shares shall at all times vote together as one class on all resolutions submitted to a vote for shareholders’ approval or authorization, except for certain class consents required under our memorandum and articles of association. Each Class A ordinary share shall be entitled to one vote, and each Class B ordinary share shall be entitled to three votes, on all matters subject to the vote at general meetings of our company. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast in a general meeting. A special resolution requires the affirmative vote of 75% of the votes cast in a general meeting initially and, upon the earliest of (i) the termination of the irrevocable proxy between our founder and Tencent relating to the size and/or composition of our board, (ii) the proxy between the same relating to other matters or (iii) the transfer of all the Class B ordinary shares held by Tencent to any person or entity which is not a permitted transferee of Tencent, then two-thirds of the votes cast in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as making changes to our memorandum and articles of association.
General Meetings and Shareholder Proposals
As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.
Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition a special meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
A quorum required for a meeting of shareholders consists of one or more shareholders holding, in aggregate, not less than 40% of the votes attaching to all issued and outstanding shares of our company present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Advance notice of at least seven calendar days is required for the convening of our annual general meeting and other shareholders meetings.
Transfer of Ordinary Shares
Subject to the restrictions in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of such shareholder’s ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;
•	the instrument of transfer is properly stamped, if required;
•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;
•	the ordinary shares transferred are free of any lien in favor of us; or
•	a fee of such maximum sum as the New York Stock Exchange may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to us in respect thereof.
If our directors refuse to register a transfer they are obligated to, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of the designated stock exchange, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may determine.
Issuance of Additional Shares
Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Our memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the dividend rights, dividend rates, conversion rights, voting rights; and
•	the rights and terms of redemption and liquidation preferences.
Our board of directors may issue preference shares without further action by our shareholders to the extent authorized but unissued (other than issue additional supervoting shares, which will require the consent of holders of not less than 80% of the issued and outstanding Class B ordinary shares). Issuance of these shares may dilute the voting power of holders of ordinary shares.
Liquidation
On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them. We are a “limited liability” company registered under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our memorandum and articles of association contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.
Redemption, Repurchase and Surrender of Ordinary Shares
We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares
The rights attached to our Class B ordinary shares may be varied only when at least 80% of the issued and outstanding Class B ordinary shares provide written consent or at a separate meeting pass a resolution by holders of not less than 80% of the issued and outstanding Class B ordinary shares to sanction such variation. The rights attached to any other class of shares may, unless otherwise provided by the terms of issue of the shares of or the rights attaching to that class, be materially adversely varied only with the written consent of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.
Inspection of Books and Records
Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). However, we will file our annual audited financial statements with the SEC. See “Incorporation of Documents by Reference.”
Changes in Capital
Our shareholders may from time to time by ordinary resolutions:
•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;
•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;
•	convert all or any of its paid-up shares into stock and reconvert the stock into paid-up shares of any denomination;
•
sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our eighth amended and restated memorandum of association; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; and

•
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital and any capital redemption reserve in any manner authorized by law.
Special Approvals
Our memorandum and articles of association provide that any amendment of any terms of Class B ordinary shares, any change of control of our company upon merger or consolidation, scheme of arrangement or other similar transactions, the sale or exclusive license of all or substantially all of our intellectual property, or any issuance of shares carrying more than one vote per share, shall require the separate approval of at least 80% of the issued and outstanding Class B ordinary shares.
Preference Shares
Under our memorandum and articles of association, we are authorized to issue preference shares, in one or more series with the designations and the relative voting, dividend, liquidation, conversion, redemption, and other rights and preferences fixed by our board of directors. Our board of directors may issue preference shares without any approval by our shareholders, save that any creation or issue or designation of any class of shares that carry more than one vote per share requires the consent in writing of the holders of not less than 80% of the issued and outstanding Class B ordinary shares or with the sanction of a resolution passed by the holders of not less than 80% of the issued and outstanding Class B ordinary shares at a separate meeting of the holders of that class.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.
Mergers and Similar Arrangements
The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she may otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•	the statutory provisions as to the required majority vote have been met;
•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.
The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If the arrangement and reconstruction is thus approved, or a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits
In principle, we will normally be the proper plaintiff in any action or proceedings to be brought in respect of a wrong committed against us, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or a derivative action in the name of, a company to challenge the following acts in the following circumstances:
•	a company acts or proposes to act illegally or ultra vires;
•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and
•	those who control the company are perpetrating a “fraud on the minority.”
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation.
A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract or transaction with our company must declare the nature of their interest at a meeting of the board of directors. Subject to the New York Stock Exchange listing rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract notwithstanding his interest.
Shareholder Action by Written Resolution
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
Cayman Islands law does not provide shareholders any right to put proposal before a general meeting and provides limited rights for shareholders to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition a shareholders’ meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before a meeting. As an exempted Cayman Islands company, we may, but are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed by an ordinary resolution. Further, pursuant to our memorandum and articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors generally; (ii) dies or is found to be of unsound mind; (iii) resigns his office by notice in writing to our company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed pursuant to any other provisions of our memorandum and articles of association.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquiror of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of a company are required to comply with the fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, any such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution and Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the Companies Act, our company may be dissolved, liquidated or wound up by a special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debts as they fall due. Under Cayman Islands law, the court also has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares
If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association and as permitted by the Companies Act, the rights attached to our Class B ordinary shares may be varied only with the consent in writing of the holders of not less than eighty per cent (80%) of the issued and outstanding Class B ordinary shares or with the sanction of a resolution passed by the holders of not less than eighty per cent (80%) of the issued and outstanding Class B ordinary shares at a separate meeting of the holders of the Class B ordinary shares. The rights attached to any other class of shares may, unless otherwise provided by the terms of issue of the shares of or the rights attaching to that class, be materially adversely varied only with the written consent of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As required by the Companies Act, our restated memorandum and articles of association may only be amended by a special resolution of our shareholders.
Inspection of Books and Records
Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.
Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our memorandum and articles of association, register of mortgages and charges and special resolutions of our shareholders). However, we intend to continue to provide our shareholders with our annual audited financial statements.
Anti-takeover Provisions
Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Rights of Non-resident or Foreign Shareholders
There are no limitations imposed by foreign law or by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our eighth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, registers and delivers the American Depositary Shares (ADSs). Each ADS represents one Class A ordinary share (or a right to receive one Class A ordinary share) deposited with The Hong Kong and Shanghai Banking Corporation Limited, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
A holder may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in such holder’s name, or (ii) by having uncertificated ADSs registered in such holder’s name, or (B) indirectly by holding a security entitlement in ADSs through such holder’s broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If a holder holds ADSs directly, such holder is a registered ADS holder, also referred to as an ADS holder. This description assumes a holder holds ADSs directly. If a holder holds the ADSs indirectly, such holder must rely on the procedures of such holder’s broker or other financial institution to assert the rights of ADS holders described in this section and should consult with such holder’s broker or financial institution to find out what those procedures are.
We will not treat an ADS holder as one of our shareholders and an ADS holder will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying the ADSs. A registered holder of ADSs will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.
Dividends and Other Distributions
How will ADS holders receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. ADS holders receive these distributions in proportion to the number of shares their ADSs represent.
Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation” for additional information. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, ADS holders may lose some or all of the value of the distribution.
Shares. The depositary may, and shall if we so request in writing, distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to Purchase Additional Shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders,

(ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, ADS holders will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to the ADS holders.
Deposit, Withdrawal and Cancelation
How are ADSs issued?
The depositary will deliver ADSs if a holder or a holder’s broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names such holder requests and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
ADS holders may surrender their ADSs, for the purpose of withdrawal, at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at the holder’s request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge the holder a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
ADS holders may surrender their ADR to the depositary for the purpose of exchanging their ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do ADS holders vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. See “Description of Share Capital” for more information on the voting rights of our Class A ordinary shares underlying the ADSs. If we request the depositary to solicit the holders’ voting instructions (and we are not required to do so), the depositary will notify the holders of a shareholders’ meeting and send or make voting materials available to them. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our memorandum and articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit a holder’s voting instructions, such holder can still send voting instructions, and, in that case, the depositary may try to vote as such holder instructs, but it is not required to do so.
Except by instructing the depositary as described above, ADS holders won’t be able to exercise voting rights unless they surrender their ADSs and withdraw the shares. However, the holders may not know about the meeting enough in advance to withdraw the shares.
If we timely asked the depositary to solicit ADS holders’ instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from an ADS holder by the specified date, the depositary will consider such ADS holder to have authorized and directed the depositary to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by their ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:
•	we do not wish to receive a discretionary proxy;
•	there is substantial shareholder opposition to the particular question; or
•	the particular question would have an adverse impact on our shareholders.
We are required to notify the depositary if one of the conditions specified above exists.
We cannot assure ADS holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that the holders may not be able to exercise voting rights and there may be nothing they can do if their shares are not voted as they requested.
In order to give ADS holders a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon as far in advance of the meeting date as practicable. Under our memorandum and articles of association, the minimum notice period required to convene a general meeting is seven days.
Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion thereof)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancelation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$0.05 (or less) per ADS (or portion thereof)	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to ADS holders had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

Persons depositing or withdrawing shares or ADS holders must pay:	For:
US$0.05 (or less) per ADS (or portion thereof) per annum	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when ADS holders deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.
Payment of Taxes
ADS holders will be responsible for any taxes or other governmental charges payable on such holders’ ADSs or on the deposited securities represented by any of such holders’ ADSs. The depositary may refuse to register any transfer of holders’ ADSs or allow such holders to withdraw the deposited securities represented by their ADSs until those taxes or other charges are paid. It may apply payments owed to such holders or sell deposited securities represented by such holders’ ADSs to pay any taxes owed and they will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancelation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as change in nominal value, a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful or practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask ADS holders to surrender their outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are canceled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without the holders’ consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, a holder is considered, by continuing to hold the ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:
•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;
•	we delist the ADSs from an exchange on which they were listed and do not list the ADSs on another exchange;
•	we appear to be insolvent or enter insolvency proceedings;
•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;
•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or
•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;
•
are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;
•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on an ADS holder’s behalf or on behalf of any other person;
•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system;
•	may rely on any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and
•
the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;
•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.
The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
ADS Holders’ Right to Receive the Shares Underlying Such Holders’ ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
•
when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when such holders owe money to pay fees, taxes and similar charges; or
•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.
This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs
The depositary will make available for ADS holders inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send such holders copies of those communications or otherwise make those communications available to such holders if we ask it to. ADS Holders have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.
The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	the title and any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities will be secured or unsecured;
•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;
•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;
•	the percentage or percentages of principal amount at which such debt securities will be issued;
•	the interest rate(s) or the method for determining the interest rate(s);
•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	the record dates for the determination of holders to whom interest is payable or the method for determining such dates;
•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;
•	redemption or early repayment provisions;
•	authorized denominations if other than minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof;
•	the form of the debt securities;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;
•	the identity of the depositary for global securities;
•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	any provisions for the defeasance of the particular debt securities being issued in whole or in part;
•	any addition or change in the provisions related to satisfaction and discharge;

•	any restriction or condition on the transferability of the debt securities;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;
•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;
•	place or places where notices and demands relating to the debt securities and the indentures may be made;
•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;
•	any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;
•	any provisions relating to compensation and reimbursement of the trustee;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and
•	any other terms of the debt securities.
General
We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities with the same CUSIP, ISIN or other identifying number as outstanding debt securities issued hereunder unless the additional debt securities are fungible with such outstanding debt securities for U.S. federal income tax purposes. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Form, Exchange and Transfer
The debt securities will be issued in fully registered form without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.
The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.
You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.
Payment and Paying Agents
If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the “record date” and will be stated in the applicable prospectus supplement.
We will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary. These offices are called “paying agents.” We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent.
Subject to applicable law governing abandoned property, regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
All payments of principal, premium, if any, and interest made by or on behalf of us in respect of any debt securities shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which we or any successor to us is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we shall pay to each holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the holders after such withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such holders had no such withholding or deduction been required; provided that no Additional Amounts will be payable:
(i)	for or on account of:
(A)	any tax, duty, assessment or other governmental charge that would not have been imposed but for:
(1)
the existence of any present or former connection between the holder or beneficial owner of such debt security and the Relevant Jurisdiction, other than merely holding such debt security or the receipt of payments thereunder, including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)
the presentation of such debt security (in cases in which presentation is required) more than 30 calendar days after the later of the date on which the payment of the principal of and interest on such debt security became due and payable pursuant to the terms thereof or was made or duly provided for;

(3)
the failure of the holder or beneficial owner to comply with a timely request from the company, addressed to the holder, to provide certification, information, documents or other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or
(4)
the presentation of such debt security (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Debt security could not have been presented for payment elsewhere;

(B)	any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;
(C)	any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments or deliveries under or with respect to the debt securities;
(D)
any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the Code (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(E)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B), (C) or (D).
With respect to any payment of the principal of and interest on such debt security to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof.
The trustee and the paying agent shall also be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA and any regulations or agreements thereunder or official interpretations thereof.
Any reference in the indenture or the debt securities in any context to the payment of principal of and interest on any debt security or any other amount payable with respect to such debt security, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to Section 6.05 of the indenture.
If we are required to make any deduction or withholding from any payments or deliveries with respect to the debt securities, it will deliver to the trustee and the holders official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.
The trustee shall have no obligation to determine whether any Additional Amounts are payable under the indenture or the amount thereof.
Our obligation to make payments of Additional Amounts shall survive termination or discharge of the indenture.
Tax Redemption
Each series of debt securities may be redeemed at any time, at our option, in whole but not in part, upon written notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable series of debt securities (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became a successor to us pursuant to the applicable provisions of the indenture) (a “Tax Change”), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of such debt securities and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person’s jurisdiction is not a reasonable measure for purposes of this section.
Prior to the giving of any notice of redemption of debt securities pursuant to the foregoing, we or any such successor Person to us shall deliver to the trustee (i) a notice of such redemption election, (ii) an opinion of counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an officer’s certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it. The trustee shall be entitled to rely conclusively upon such certificate and opinion as sufficient evidence of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant holders.
Notice of redemption of debt securities as provided above shall be given to the holders earlier than 90 days prior to the earliest date on which we or any such successor Person to us would be required to pay Additional Amounts if a payment in respect of such debt securities was then due. Notice having been given, the debt securities of that series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in that series of the debt securities. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, the debt securities of such series shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.
Open Market Purchases
We may, in accordance with all applicable laws and regulations, at any time purchase the debt securities issued under the indenture in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by us or our affiliates, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.
Modification and Waiver
The indenture contains provisions permitting us and the trustee, without the consent of the holders of the applicable series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the applicable series of debt securities then outstanding under the indenture, to add, change, eliminate or modify in any way the provisions of the indenture or any supplemental indentures or to change or modify in any manner the rights of the holders of such debt securities. We and the trustee may not, however, without the consent of each holder of the debt securities of the applicable series affected thereby:
(i)	change the Stated Maturity of any debt security;
(ii)	reduce the principal amount of, payments of interest on or stated time for payment of interest on any debt security;
(iii)	change any obligation of ours to pay Additional Amounts with respect to any debt security;
(iv)	change the currency of payment of the principal of, premium (if any) or interest on any debt security;
(v)	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;
(vi)	impair the right to institute suit for the enforcement of any payment due on or with respect to any debt security;
(vii)	reduce the above stated percentage of outstanding debt securities necessary to modify or amend the indenture;

(viii)
reduce the percentage of the aggregate principal amount of outstanding debt securities of that series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(ix)	modify the provisions of the indenture with respect to modification and waiver;
(x)
amend, change or modify any provision of the indenture or the related definition affecting the ranking of any series of debt securities in a manner which adversely affects the holders of such debt securities; or

(xi)
reduce the amount of the premium payable upon the redemption or repurchase of any series of debt securities or change the time at which any series of debt securities may be redeemed or repurchased as described above under “—Tax Redemption” or as described in the applicable prospectus supplement.

The holders of not less than a majority in principal amount of the debt securities of any series then outstanding may on behalf of all holders of the debt securities of that series waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the debt securities of such series then outstanding, in which event the consent of all holders of the debt securities of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of that series of debt securities, whether or not they have given consent to such waivers, and on all future holders of such debt securities, whether or not notation of such waivers is made upon such debt securities. Any instrument given by or on behalf of any holder of a debt security of that series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such debt security.
Notwithstanding the foregoing, without the consent of any holder of the securities, we and the trustee may amend the indenture and the relevant debt securities to, among other things:
(i)
cure any ambiguity, omission, defect or inconsistency contained in the indenture or in any supplemental indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders as determined by us;

(ii)
evidence the succession of another corporation to our company, or successive successions, and the assumption by such successor of the covenants and obligations of our company contained in the debt securities of one or more series and in the indenture or any supplemental indenture;

(iii)	comply with the rules of any applicable depositary;
(iv)	secure any series of debt securities;
(v)
add to the covenants and agreements of our company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the holders of all or any series of the debt securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon our company;

(vi)	make any change in any series of debt securities that does not adversely affect the legal rights under the indenture of any holder of such debt securities in any material respect;
(vii)
evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms thereof;

(viii)
conform the text of the indenture or any series of the debt securities to any provision of this “Description of Debt Securities” to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the indenture or such series of the debt securities as evidenced by an officer’s certificate;

(ix)
make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, but not limited to, facilitating the issuance and administration of any series of the debt securities or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (A) compliance with the indenture as so amended would not result in any series of the debt securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer debt securities;

(x)
change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(xi)	make any amendment to the indenture necessary to qualify the indenture under the Trust Indenture Act;
(xii)	add guarantors or co-obligors with respect to any series of debt securities; and
(xiii)
establish the form and terms of debt securities of any series as permitted under the indenture, or to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture, or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, we are required to give to the holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.
Consolidation, Merger and Sale of Assets
The indenture provides that we may not consolidate with or merge into any other Person in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:
(i)
any Person formed by such consolidation or into which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the United States or any State thereof or the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda, Singapore or Hong Kong and such Person expressly assumes by an indenture supplemental to the indenture all of our obligations under the indenture and the debt securities issued under the indenture, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

(ii)
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indentures comply with the indenture and that all conditions precedent therein relating to such transaction have been complied with and, with respect to such opinion of counsel, that such supplemental indenture constitutes our, or our successor's valid and binding obligation, as applicable, enforceable against us or our successor, as applicable, in accordance with its terms (subject to customary exceptions).
Payments for Consent
We will not, and will not permit any of our Consolidated Affiliated Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of such series unless such consideration is offered to be paid and is paid to all holders of the relevant series of debt securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
Events of Default
Under the terms of the indenture, each of the following constitutes an Event of Default for a series of debt securities unless, as otherwise stated in the applicable prospectus supplement, it is either inapplicable to a particular series or it is specifically deleted or modified:
(a)
we default in the payment of principal or premium, if any, in respect of a debt security of such series when due and payable (whether at stated maturity or upon declaration of acceleration, redemption or otherwise under the indenture);

(b)	we default in the payment of interest on a debt security of such series when due and payable, which default shall have continued unremedied for a period of 30 calendar days;
(c)
we default in the performance of or breaches any covenant or agreement in the indenture or in respect of the debt securities of such series (other than a default specified in clause (a) or (b) above) and such default or breach continues unremedied (or without provision deemed to be adequate for the remedying thereof) for a period of 90 consecutive calendar days after written notice specified below shall have been given to us;

(d)
we, pursuant to or within the meaning of any bankruptcy, insolvency or other similar law now or hereafter in effect applicable to us for the relief of debtors (“Bankruptcy Law”), shall (1) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to us or our debts, (2) consent to the entry of an order for relief against it in an involuntary case or other proceeding, (3) consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official under any Bankruptcy Law (“Custodian”) of us or our property substantially in the entirety, (4) consent to the taking possession by a Custodian of us or our property substantially in the entirety, or (5) make a general assignment for the benefit of our creditors;

(e)
an involuntary case or other proceeding shall be commenced against us under any Bankruptcy Law by a court of competent jurisdiction seeking liquidation, reorganization or similar relief with respect to us or our debts or seeking the appointment of a Custodian of us or our property substantially in the entirety, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 120 consecutive calendar days; or

(f)	the occurrence of any other event of default with respect to debt securities of such series as provided in Section 3.01 of the indenture;
provided, however, that a default under the above will not constitute an event of default until the trustee provides written notice to us or the holders of 25% or more in aggregate principal amount of the debt securities of such series then outstanding provide written notice to us and the trustee of the default and we do not cure such default within the time specified above after receipt of such notice. In the case of such notice given to us by the holders, we will provide a copy of such notice to the trustee.
Notwithstanding the foregoing provisions, if the principal or any premium or interest on any debt security is payable in a currency other than the currency of the United States and such currency is not available to us for making payment thereof due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of the debt securities by making such payment in the currency of the United States in an amount equal to the currency of the United States equivalent of the amount payable in such other currency, as determined by our agent in accordance with the indenture by reference to the noon buying rate in The City of New York for cable transfers for such currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate.
Notwithstanding the foregoing provisions, any payment made under such circumstances in the currency of the United States where the required payment is in a currency other than the currency of the United States will not constitute an event of default under the indenture.
Legal Defeasance and Covenant Defeasance
The indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”) except for:
(1)
the rights of holders of the debt securities of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

(2)
our obligations with respect to the debt securities of that series concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and our obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the debt securities of that series.
The indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding debt securities of a series released with respect to certain covenants (including our obligations under the headings “Consolidation, Merger and Sale of Assets” and “Payments for Consents”) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default” will no longer constitute an Event of Default.
The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
we must irrevocably deposit with the trustee or the paying agent, in trust, for the benefit of the holders of all debt securities of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel of recognized standing with respect to U.S. federal income tax matters that is acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel of recognized standing with respect to U.S. federal income tax matters that is acceptable to the trustee confirming that the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)
no Default or Event of Default with respect to the debt securities of that series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)
we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of that series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(6)
we must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect with respect to debt securities of a series (except for certain surviving rights to the trustee) when:
(1)	either:
(a)
all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the paying agent for cancellation; or

(b)
all debt securities of that series that have not been delivered to the paying agent for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee or the paying agent as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the paying agent for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities of that series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(3)	we have paid or caused to be paid all sums payable by us under the indenture with respect to the debt securities of that series; and
(4)
we have delivered irrevocable instructions to the trustee or the paying agent (as the case may be) under the indenture to apply the deposited money toward the payment of the debt securities of that series at maturity or the redemption date, as the case may be.

In addition, we shall deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
The trustee under the indenture will be Wilmington Trust, National Association. Pursuant to the indenture, the trustee will be designated by us as the initial paying and transfer agent and registrar for the debt securities. The corporate trust office of the trustee is currently located at 246 Goose Lane, Suite 105, Guilford, Connecticut 06437.
The indenture provides that the trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
Whenever the trustee shall have discretion or permissive power in accordance with the indenture or the law, the trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. The trustee in its various capacities shall in no event be responsible for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, goodwill or opportunity), whether or not foreseeable, even if the trustee has been advised of the possibility of such loss or damage and regardless of the form of action.
Subject to the terms of the indenture and the Trust Indenture Act, the trustee is permitted to engage in other transactions with our company and its affiliates and can profit therefrom without being obliged to account for such profit; and the trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The trustee may have interest in, or may be providing, or may in the future provide financial services to other parties.
Currency Indemnity
To the fullest extent permitted by law, our obligations to any holder of debt securities under the indenture or the applicable series of debt securities, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the indenture or the debt securities of such series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.
Notices
Notices to holders of debt securities will be mailed to them (or the first named of joint holders) by first class mail (or, if first class mail is unavailable, by airmail) at their respective addresses in the register; provided that notices to holders of global securities will be provided in accordance with the procedures of the depository.
Governing Law and Consent to Jurisdiction
The indenture and the debt securities will be governed by and will be construed in accordance with the laws of the State of New York. We have agreed that any action arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed Puglisi & Associates, as our agent upon which process may be served in any such action.
We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the indenture.
Certain Definitions
Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.
“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the State of New York, the Cayman Islands, Hong Kong, Singapore or a Place of Payment (as defined in the indenture) are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.
“Company” means Sea Limited.
“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“holder” in relation to a debt security, means the Person in whose name a debt security is registered in the security register.
“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).
“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred in right of payment upon liquidation, dissolution or winding up.
“significant subsidiary” means a Subsidiary of our company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act. Each of our company’s Consolidated Affiliated Entities will be deemed to be a “subsidiary” for the purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X.
“Stated Maturity” means, when used with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of interest is due and payable.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person (or is otherwise required to be consolidated with such Person in accordance with U.S. GAAP). Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of ours.
“Total Equity” as of any date, means the total equity attributable to our shareholders on a consolidated basis determined in accordance with U.S. GAAP, as shown on our consolidated balance sheet for the most recent fiscal quarter.
“U.S. GAAP” refers to generally accepted accounting principles in the United States of America.
“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

DESCRIPTION OF GUARANTEES
We may offer guarantees, including for debt securities of subsidiaries, for consideration that may include cash, consents, or exchanges of existing securities. We may unconditionally guarantee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on debt securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise.
Our guarantees will be unsecured. Guarantees on senior debt securities will rank equally with all of our other senior unsecured and unsubordinated obligations.
The guarantees will be governed and construed in accordance with the laws of the State of New York.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of ordinary shares, ADSs, preference shares or debt securities. Warrants may be issued independently or together with ordinary shares, ADSs, preference shares or debt securities offered by any prospectus supplement or other offering materials and may be attached to or separate from any of the offered securities. Each warrant will entitle the holder to purchase the number of ordinary shares, preference shares or ADSs or principal amount of debt securities, as the case may be, at the exercise price and in the manner specified in the prospectus supplement or other offering materials relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part. The prospectus supplement or other offering materials relating to a particular issue of warrants will describe the terms of the warrants.
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts for the purchase or sale of ordinary shares, ADSs, preference shares or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation, or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.”
The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:
•
whether the purchase contracts obligate the holder to purchase or sell, or both, our ordinary shares, ADSs, preference shares or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our ordinary shares, ADSs or preference shares;
•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered global form.
The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information About Us.” We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.
Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our executive officers, directors and shareholders, be subject to arbitration.
A significant majority of our assets and operations are located in our markets in Southeast Asia, Taiwan and Latin America. In addition, most of our current directors and executive officers are not United States nationals or residents. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.
We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in connection with any offering made pursuant to this prospectus.
Cayman Islands
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the securities laws of the United States or any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

TAXATION
Income tax considerations relating to the ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein.

PLAN OF DISTRIBUTION
We and any the selling securityholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:
•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any offering price to the public;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.
Sale through underwriters or dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct sales and sales through agents
We and any selling securityholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling securityholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We and any selling securityolders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts
If the prospectus supplement indicates, we or the selling securityholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Derivative transactions and hedging
We, any selling securityholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling securityholders or others (or, in the case of derivatives, securities received from us or the selling securityholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic auctions
We and any selling securityholders may also make sales through the Internet or through other electronic means. Since we and the selling securityholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the securities offered in any offering made pursuant to this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP.
EXPERTS
Our consolidated financial statements appearing in our annual report on Form 20-F for the fiscal year ended December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020 has been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report thereon included therein, and incorporated by reference. Such consolidated financial statements are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The offices of Ernst & Young LLP are located at One Raffles Quay, North Tower, Level 18, Singapore 048583.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file or furnish reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Our SEC filings are also available over the Internet at the SEC’s website at www.sec.gov. Our website is www.sea.com. The information contained on, or linked from, our website is not a part of this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•	Our annual report on Form 20-F for the year ended December 31, 2020 filed with the SEC on April 16, 2021;
•
Our Report on Form 6-K furnished with the SEC on September 8, 2021 that attaches as exhibits our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our Unaudited Interim Condensed Consolidated Financial Statements, both for the six months ended June 30, 2020 and 2021; and

•
With respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our annual report on Form 20-F for the year ended December 31, 2020 contains a description of our business and audited consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Sea Limited
1 Fusionopolis Place, #17-10, Galaxis
Singapore 138522
Tel: +65 6270-8100
Attention: Legal Department
You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.